AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997

                                                REGISTRATION NO. 333-30285
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1

                                    TO

                                 FORM S-1

                                    ON

                                 FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            SIGNATURE RESORTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MARYLAND                   6552                     95-4582157
      (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
      JURISDICTION OF     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)
      INCORPORATION OR
       ORGANIZATION)

     1875 SOUTH GRANT STREET, SUITE 650, SAN MATEO, CALIFORNIA 94402

                              (650) 312-7171
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               ANDREW D. HUTTON
                      VICE PRESIDENT AND GENERAL COUNSEL
                            SIGNATURE RESORTS, INC.

     1875 SOUTH GRANT STREET, SUITE 650, SAN MATEO, CALIFORNIA 94402

                              (650) 312-7171
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
                             JOHN M. NEWELL, ESQ.
                               LATHAM & WATKINS
       633 WEST FIFTH STREET, SUITE 4000, LOS ANGELES, CALIFORNIA 90071
                                (213) 485-1234
                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this Registration Statement as determined by market conditions.
                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box: [_]



  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 1997

                             4,890,073 SHARES

                                      LOGO
                            SIGNATURE RESORTS, INC.

                                  COMMON STOCK

  The shares of Common Stock, par value $0.01 per share ("Common Stock"), of Signature Resorts, Inc., a Maryland corporation (the "Company" or "Signature"), which may be offered hereby (the "Registered Offering") are held by certain stockholders of the Company (the "Registering Stockholders"). See "Registering Stockholders." The Company will not receive any of the proceeds from the sale of any shares offered hereby. The Registering Stockholders received such shares of Common Stock in private placement transactions and the Company has agreed to file and maintain a shelf registration statement relating to such shares in order to permit the Registering Stockholders to resell such shares from time-to-time in public transactions. In connection with this transaction, the Company will bear expenses estimated at $675,000.

  The Common Stock is listed on the Nasdaq National Market under the symbol "SIGR." On September 5, 1997, the last reported sales price for the Company's Common Stock was $37.1875 per share. See "Common Stock Price Range."

  SEE "RISK FACTORS" COMMENCING ON PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Any distribution of the shares covered by this Prospectus may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market, in negotiated transactions or in a combination of such methods of sale, at fixed prices, at prices related to the prevailing market prices or at negotiated prices. The Registering Stockholders will effect any such transactions with or through one or more broker-dealers which may act as agent or principal, and if required by the Company, through block trades or offerings through underwriters. Any such broker-dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Registering Stockholders and/or the purchaser of the shares for whom it may act as agent or to whom it may sell as principals or both. With respect to any shares sold by a Registering Stockholder, the Registering Stockholder and/or any broker-dealer effecting the sales may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by the broker-dealer and any profit on the resale of shares as principal may be deemed to be underwriting discounts or commissions under the Securities Act. Additionally, the Registering Stockholders may pledge or make gifts of their shares and such shares may also be sold by the pledgees or transferees. See "Plan of Distribution."

                                  -----------

               The date of this Prospectus is        , 1997

  CERTAIN PERSONS PARTICIPATING IN THIS REGISTERED OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF
DISTRIBUTION."

                          AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus, or in any document incorporated by reference herein, as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.

  The Company is also subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Commission. Copies of the Registration Statement and reports, proxy statements and other information concerning the Company may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission at its Washington address upon payment of the fees prescribed by the Commission or may be examined without charge at the offices of the Commission. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the Nasdaq National Market, Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is quoted.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which the Company has filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in, and shall be deemed to be a part of, this Prospectus:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

    (c) The Company's Proxy Statement dated April 11, 1997 related to the Annual Meeting of Stockholders held on May 16, 1997;

    (d) The Company's Current Report on Form 8-K filed with the Commission on May 30, 1997;

    (e) The Company's amended Current Report on Form 8-K/A filed with the Commission on July 29, 1997; and

    (f) The Company's Current Report on Form 8-K filed with the Commission on September 8, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part thereof from the respective dates of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be directed to the attention of Andrew D. Hutton, Vice President and General Counsel, Signature Resorts, Inc., 1875 South Grant Street, Suite 650, San Mateo, California 94402 (Telephone: (650) 312-7171).

                                  SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, included elsewhere or incorporated by reference in this Prospectus. Unless the context otherwise indicates, the "Company" means Signature Resorts, Inc. and includes its corporate and partnership predecessors and wholly-owned subsidiaries and affiliates, including AVCOM International, Inc. ("AVCOM") and its subsidiaries, which were acquired by a subsidiary of Signature Resorts, Inc. on February 7, 1997 in the merger with AVCOM (the "AVCOM Merger"), Plantation Resorts Group, Inc. ("PRG") and its subsidiaries, which were acquired by a subsidiary of Signature Resorts, Inc. on May 15, 1997 (the "PRG Merger") and LSI Group Holdings Plc ("LSI") and its subsidiaries, which were acquired by Signature Resorts, Inc. on August 28, 1997 (the "LSI Acquisition"). This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

                                THE COMPANY

  The Company is one of the largest developers and operators of vacation ownership resorts in North America and Europe. The Company is devoted exclusively to vacation ownership operations and, as of the date of this Prospectus, owns 34 vacation ownership resorts located in a variety of popular resort destinations. The Company's North American resorts are located in Arizona (six resorts), California (five resorts), Florida (three resorts), Netherlands Antilles (two resorts), Virginia (two resorts), Hawaii, Missouri, South Carolina, Texas and the U.S. Virgin Islands. The Company's European resorts are located in England's Lake District and Midlands (three resorts), Southern England, the sun coast of Spain (three resorts), the Spanish island of Menorca (two resorts), Lanzarote in the Canary Islands and the Austrian Alps. The Company acquired (i) its Arizona resorts, three of its California resorts and its Texas resort as a result of the AVCOM Merger (the "All Seasons Resorts"), (ii) its Virginia resorts as a result of the PRG Merger (the "PRG Resorts") and (iii) its European resorts as a result of the LSI Acquisition (the "LSI Resorts").

  The Company's principal operations currently consist of (i) acquiring, developing and operating vacation ownership resorts, (ii) marketing and selling vacation ownership interests in its North American resorts, which typically entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year in perpetuity ("Vacation Intervals"), (iii) marketing and selling vacation points at its European resorts which may be redeemed for occupancy rights at participating resorts ("Vacation Points") and (iv) providing consumer financing to individual purchasers for the purchase of Vacation Intervals at its resorts. The Company currently sells Vacation Intervals or Vacation Points at 30 of its 34 resorts; sales at three resorts have been substantially completed; and sales at one resort have yet to commence. The Company also provides resort management and maintenance services at its resorts for which it receives fees paid by the resorts' homeowners' associations.

  As part of its growth and acquisition strategy, in May 1997 the Company consummated the PRG Merger, acquiring 100% of the capital stock of PRG in exchange for the issuance of 2,401,229 shares of the Company's Common Stock. PRG is a Williamsburg, Virginia based developer, owner and operator of two vacation ownership resorts. Based upon the closing price of the Company's Common Stock on the Nasdaq National Market on May 15, 1997, the
2,401,229 shares of Common Stock issued in the PRG Merger were valued at an aggregate of approximately $59.1 million and represented on a pro forma basis 10.8% of the shares of Common Stock outstanding on such date.

  Additionally, in August 1997 the Company consummated the LSI Acquisition. The Company acquired 100% of LSI's capital stock in exchange for the issuance of 1,330,934 shares of the Company's Common Stock. LSI is a United Kingdom-based developer, owner and operator of 11 vacation ownership resorts and a European points-based vacation club system. Based on the closing price of the Company's Common Stock on the Nasdaq

National Market on August 28, 1997, the 1,330,934 shares of Common Stock issued in the LSI Acquisition were valued at our aggregate of approximately $48.2 million and represented on a pro forma basis 5.6% of the shares of Common Stock outstanding on such date. In addition to the Common Stock issued in the LSI Acquisition, the Company paid cash consideration of approximately $1,036,000 to a former LSI shareholder. See "Risk Factors-- Risks Related to the AVCOM Merger, PRG Merger and LSI Acquisition."

  The Company's principal executive offices are located at 1875 South Grant Street, Suite 650, San Mateo, California 94402, and its telephone number is
(650) 312-7171.

                           PENDING ACQUISITIONS

  On July 28, 1997, the Company announced that a partnership of which it is a managing general partner had entered into a definitive agreement to acquire the Embassy Suites Resort at Kaanapali Beach, Maui, Hawaii (the "Kaanapali Acquisition") for approximately $78 million from a Japanese partnership. The acquiring entity is a partnership formed by a wholly-owned subsidiary of the Company (as the managing general partner), the Whitehall Street Real Estate Limited Partnership VII and Apollo Real Estate Advisors, L.P. The Company's subsidiary owns a 24% partnership interest in the acquiring entity. The Embassy Suites Resort at Kaanapali Beach is a 413-suite, full service resort hotel located on the beach in Kaanapali, Maui, Hawaii. Upon the receipt of necessary governmental approvals, the Company intends to convert the first phase of hotel suites to vacation ownership units. The Company expects to operate the resort with approximately 256 hotel suites and approximately 157 one-bedroom and two-bedroom vacation ownership units. The Kaanapali Acquisition is anticipated to close during the fourth quarter of 1997 and vacation ownership sales at the resort are anticipated to commence in the first half of 1998.

  On September 3, 1997, the Company announced the execution of a definitive agreement to acquire 100% of the capital stock of Hawaii based Marc Hotels & Resorts, Inc. Marc Resorts is one of Hawaii's leading hospitality management companies and operators of hotels, resort condominiums and all-suite resorts with 22 locations on Hawaii's five major islands. The Company will acquire all the outstanding shares of Marc Resorts for an aggregate purchase price of $6 million. The total consideration will be comprised of a combination of newly issued shares of the Company's Common Stock and cash. The allocation of stock and cash will be determined prior to closing, which is expected to occur in the fourth quarter of 1997 following the satisfaction of customary closing conditions. The transaction is structured to qualify for purchase accounting.

                            THE REGISTERED OFFERING

 Common Stock offered by the Registering
  Stockholders.............................. 4,890,073 shares
 Common Stock to be outstanding after
  the Registered Offering................... 23,745,524 shares(1)
 Use of Proceeds............................ The Company will not receive any proceeds from the sale of Common
                                             Stock by the Registering
                                             Stockholders in the Registered
                                             Offering. See "Use of Proceeds."
 Nasdaq National Market symbol.............. "SIGR"

- --------

(1) Does not include 3,024,660 shares of Common Stock initially issuable upon conversion of the Company's 5 3/4% Convertible Subordinated Notes due 2007 (the "Convertible Notes"), 2,500,000 shares of Common Stock reserved for issuance upon exercise of options granted pursuant to the Company's 1996 Equity Participation Plan and 500,000 shares of Common Stock reserved for issuance pursuant to the Company's Employee Stock Purchase Plan. Holders of shares of the Company's Common Stock are not entitled to vacation ownership interests at any of the Company's resorts.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following material risk factors should be carefully considered in evaluating the Company and its business before purchasing any of the shares of Common Stock offered hereby. The Company cautions the reader that this list of material risk factors may not be exhaustive.

  The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Certain statements in this Prospectus that are not historical fact constitute "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as within the Prospectus generally. In addition, when used in the Prospectus the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

RISK OF INCREASING LEVERAGE; RESTRICTIVE COVENANTS

  The Company will have significant interest expense and principal repayment obligations under its indebtedness. As of June 30, 1997, after giving effect to the Company's offering of its 9 3/4% Senior Subordinated Notes due 2007 (the "Note Offering") and the application of the net proceeds therefrom, the PRG Merger and the LSI Acquisition, the Company and its consolidated subsidiaries would have had an aggregate of approximately $438.9 million of long-term debt (net of original issue discount of approximately $1.5 million). See "Consolidated Capitalization." Total debt to total capitalization was 66% and 70.2% at December 31, 1996 and pro forma June 30, 1997, respectively.

  Future development by the Company at its resorts will be financed with existing cash, indebtedness obtained pursuant to the Company's existing credit facilities or credit facilities obtained by the Company in the future. The agreements with respect to such credit facilities do contain or in the future could contain restrictive covenants, including covenants limiting capital expenditures, incurrence of debt and sales of assets and requiring the Company to achieve certain financial ratios, some of which could become more restrictive over time. The Company is restricted from paying dividends by certain of its debt agreements which require tangible net worth of at least $140 million. Subsequent acquisition activities will be financed primarily by new financing arrangements. Portions of the Company's indebtedness currently are, and in the future may be, secured by mortgages on the Company's resorts, as well as other assets of the Company. Among other consequences, the leverage of the Company and such restrictive covenants and other terms of the Company's debt instruments could impair the Company's ability to obtain additional financing in the future, to make acquisitions and to take advantage of significant business opportunities that may arise. In addition, the Company's leverage may increase its vulnerability to adverse general economic and vacation ownership industry conditions and to increased competitive pressures.

ACQUISITION STRATEGY AND RISKS RELATED TO RAPID GROWTH

  Growth by Acquisition. A principal component of the Company's strategy is to continue to grow by acquiring additional resorts. The Company's future growth and financial success will depend upon a number of factors, including its ability to identify attractive resort acquisition opportunities, consummate the acquisitions of such resorts on favorable terms, convert such resorts to use as vacation ownership resorts and profitably sell Vacation Intervals at such resorts. There can be no assurance that the Company will be successful with respect to such factors. The Company's ability to execute its growth strategy depends to a significant degree on the existence of attractive resort acquisition opportunities (which, in the past, have included completed or nearly completed resort properties), its ability both to consummate acquisitions on favorable terms and to obtain additional debt and equity capital and to fund such acquisitions and any necessary conversion and marketing expenditures. Currently, there are numerous potential buyers of resort real estate which are better capitalized than the Company competing to acquire resort properties which the Company may consider attractive resort acquisition opportunities. There can be no assurance that the Company will be able to compete against such other buyers successfully or that the Company will be successful in consummating any such future financing transactions or equity offerings on terms favorable to the Company. The Company's ability to obtain and repay any indebtedness at maturity may depend on refinancing, which could be adversely affected if the Company cannot effect the sale of additional debt or equity through public offerings or private placements on terms favorable to the Company. Factors which could affect the Company's access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions, the perception in the capital markets of the vacation ownership industry and the Company's business, results of operations, leverage, financial condition and business prospects.

  Risks Related to the Growth of Embassy Vacation Resorts and Westin Vacation Clubs. An important part of the Company's growth strategy is to acquire and develop additional Embassy Vacation Resorts and Westin Vacation Club resorts. See "Business--Embassy Vacation Resorts," and "--Westin Vacation Club Resorts." Westin has not previously been active in the vacation ownership market and may not devote the corporate resources to such projects at levels which will make the projects successful. Moreover, there can be no assurance that Promus will elect to continue licensing the Embassy Vacation Resort name to the Company with respect to possible future resorts. Under the terms of an exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop, manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets currently include Kissimmee, Florida and Myrtle Beach, South Carolina). The Company is not precluded from using the Embassy Vacation Resort name in connection with resorts acquired during the term of the agreement. The Company has been identified by Promus as the only other licensee to whom Promus will license the Embassy Vacation Resort name. However, there can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licensees. On January 7, 1997, Promus announced that it intended to expand its branded vacation ownership business only with the Company and Vistana and that additional Embassy Vacation Resort properties to be developed or acquired by the Company and licensed by Promus are under discussion. See "--Competition."

  Risks Related to Development of a Points-Based Vacation Club System. The Company intends to develop and operate a North American points-based vacation club system and expand the European points-based Grand Vacation Club system operated by LSI and acquired by the Company in the LSI Acquisition. The Company has not previously developed or operated a points-based vacation club system and no assurance can be given as to management's ability to efficiently develop or operate such a system.

RISKS RELATED TO THE AVCOM MERGER, PRG MERGER AND LSI ACQUISITION

  Uncertainty as to Future Financial Results. The Company believes that the AVCOM Merger, PRG Merger and LSI Acquisition (collectively, the "Acquisitions") offer opportunities for long-term efficiencies in operations that should positively affect future results of the combined operations of the Company, AVCOM, PRG and LSI. However, until the Company is able to offset earnings dilution resulting from the issuance of Common Stock in the Acquisitions with the positive effect of expected long-term efficiencies, the Acquisitions may adversely affect the Company's financial performance in 1997 and future years. In addition, the combined companies will be more complex and diverse than the Company prior to the Acquisitions, and the combination and continued operation of their distinct business operations present difficult challenges for the Company's management due to the increased time and resources required in the management effort. While management and the Board of Directors of the Company believe that the combinations can be effected in a manner which will realize the value of the companies, management has limited experience in combinations of this size.

  In order to maintain and increase profitability, the combined companies will need to successfully integrate and streamline overlapping functions with respect to AVCOM and PRG (LSI will be operated as a separate European unit). There can be no assurance that such integration will be successfully accomplished or, if successfully accomplished, that such integration will not be more costly to accomplish than contemplated by the Company. The difficulties of such integration may be increased by the necessity of coordinating geographically separate organizations. The integration of certain operations (such as customer service, loan servicing and loan processing) following the Acquisitions will require the dedication of management resources which may distract attention from the day-to-day business of the combined companies in the short and long term. Failure to effectively accomplish the integration of AVCOM's and PRG's operations could have an adverse effect on the Company's results of operations and financial condition.

  PRG Merger and LSI Acquisition and Related Expenses. Transaction costs relating to the negotiation of and preparation for the PRG Merger and the LSI Acquisition, the consummation of the PRG Merger and the LSI Acquisition and the anticipated combination of certain operations resulted in a one-time charge to the Company's earnings of approximately $4.2 million in the second quarter of 1997 and are expected to result in a one-time charge to earnings of approximately $3.3 million in the third quarter of 1997. These charges will include the fees and expenses payable to financial advisors, lawyers, accountants and other transaction expenses related to the PRG Merger and the LSI Acquisition. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the PRG Merger and the LSI Acquisition and the integration of the Company's and PRG's operations.

  Accounting Treatment. The AVCOM Merger and PRG Merger have been, and the LSI Acquisition will be, accounted for by the Company by the pooling-of-interests method of accounting. Under this method of accounting, the recorded assets and liabilities of the Company, AVCOM, PRG and LSI will be carried forward at their book values to the Company, income of the Company will include the income (or loss) of the Company, AVCOM, PRG and LSI for the entire fiscal year in which the Acquisitions occurred, and the reported income of the Company, AVCOM, PRG and LSI for prior periods will be combined and restated as income of the Company. Although the Company has received an opinion from its independent public accountants that the Acquisitions will qualify for pooling-of-interests accounting treatment, opinions of accountants are not binding upon the Commission, and there can be no assurance that the Commission will not successfully assert a contrary position. In such case, the purchase method of accounting would be applicable. Under the purchase method, the book value of AVCOM's, PRG's and LSI's assets would be increased to their fair values, which could result in higher operating costs and expenses as the excess of the purchase price over the fair value of AVCOM's, PRG's and LSI's assets would be amortized and expensed over a period of years, which would adversely affect the Company's future earnings.

  Dilution to Existing Stockholders. As a result of the AVCOM Merger, the PRG Merger and the LSI Acquisition, the Company issued 883,036, 2,401,229 and 1,330,934 shares of its Common Stock, respectively. Such shares represented approximately 4.4%, 10.7%, and 5.6%, respectively, of the number of shares of Common Stock outstanding following each such acquisition.

  Shares Eligible for Public Sale. Sales of substantial amounts of the Company's Common Stock issued in the Acquisitions in the public market could adversely affect prevailing market prices. The shares of Common Stock issued in the AVCOM Merger are eligible for sale in the public market. Upon the effectiveness of the shelf registration statement of which this Prospectus is a part, the shares of Common Stock issued in the PRG Merger will be eligible for sale in the public market. Following the release of the Company's and LSI's third quarter 1997 combined earnings, 248,702 of the shares of Common Stock issued in the LSI Acquisition will be eligible for sale in the public market on or subsequent to the effectiveness of the shelf registration statement of which this Prospectus is a part. The Company is obligated to register the remaining 1,082,232 shares issued in the LSI Acquisition in three equal annual installments over three years from August 28, 1997.

VARIABILITY OF QUARTERLY RESULTS; POSSIBLE VOLATILITY OF STOCK PRICE

  The Company's earnings may be impacted by the timing of the completion of the acquisition and development of future resorts and the potential impact of weather or other natural disasters at the Company's resort locations (e.g., hurricanes in Hawaii, St. Maarten and St. John and earthquakes in California). See "--Natural Disasters; Uninsured Loss." Furthermore, the Company has historically experienced and expects to continue to experience seasonal fluctuations in its gross revenues and net income from the sale of Vacation Intervals. This seasonality may cause significant variations in quarterly operating results. If sales of Vacation Intervals are below seasonal normalities during a particular period, the Company's annual operating results could be materially adversely affected. In addition, the combination of (i) the possible delay in generating revenue after the acquisition by the Company of additional resorts prior to the commencement of Vacation Interval sales and
(ii) the expenses associated with start-up unit or room-rental operations, interest expense, amortization and depreciation expenses from such acquisitions may materially adversely impact earnings.

  Due to the foregoing and other factors, the Company believes that its quarterly and annual revenues, expenses and operating results could vary significantly in the future and that period-to-period comparisons should not be relied upon as indications of future performance. Because of the above factors, it is possible that the Company's operating results will be below the expectations of stock market analysts and investors, which could have an adverse effect on the market value of the Company's Common Stock. Numerous factors, including announcements of fluctuations in the Company's or its competitors' operating results and market conditions for hospitality and vacation ownership industry stocks in general, could have a significant impact on the future price of the Common Stock. In addition, the stock market in recent years has experienced significant price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of the Common Stock.

RISKS OF DEVELOPMENT AND CONSTRUCTION ACTIVITIES

  Risks Related to Development Activities. The Company intends to actively continue development, construction, redevelopment/conversion and expansion of vacation ownership resorts, and to develop a North American points-based vacation club system and expand the European points-based vacation club system operated by LSI. There can be no assurance that the Company will: complete development, expansion and/or conversion of its resorts currently under development or expansion; undertake additional expansion plans set forth in "Business--Description of the Company's Resorts;" undertake to develop other resorts or complete such development if undertaken; or complete development of a North American points-based vacation club system or expansion of a European points-based vacation club system. Risks associated with the Company's development, construction and redevelopment/conversion activities, and expansion activities may include the risks that: acquisition and/or development opportunities may be abandoned; construction costs of a resort may exceed original estimates, possibly making the resort uneconomical or unprofitable; sales of Vacation Intervals at a newly completed resort may not be sufficient to make the resort profitable; financing may not be available on favorable terms for development of, or the continued sales of Vacation Intervals at, a resort; and construction may not be completed on schedule, resulting in decreased revenues and increased interest expense. Risks associated with the Company's development of a North American points-based vacation club system and expansion of LSI's European points-based Grand Vacation Club system may include the risks that: such development and/or expansion may be abandoned; the North American and European points-based vacation club systems cannot be efficiently combined or operated with the Company's current vacation ownership operations; the North American and European points-based vacation club system may be or become subject to extensive regulation by federal, state and local jurisdictions, or the equivalent thereof in Europe, possibly making such points-based system uneconomical or unprofitable; and financing may not be available on favorable terms for development of a North American points-based vacation club system or the expansion of a European points-based vacation club system.

  Risks Related to Construction Activities. In addition, the Company's construction activities typically are performed by third-party contractors, and, accordingly, the timing, quality and completion of which cannot be controlled by the Company. Nevertheless, construction claims may be asserted against the Company for construction defects and such claims may give rise to liabilities. New development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, the ability of the Company to coordinate construction activities with the process of obtaining such permits and authorizations, and the ability of the Company to obtain the financing necessary to complete the necessary acquisition, construction, and/or conversion work at the resorts. The Company currently does not have the financing available to complete all of its planned expansion as set forth in "Business--The Resorts." The ability of the Company to expand its business to include new resorts will in part depend upon the availability of suitable properties at reasonable prices and the availability of financing for the acquisition and development of such properties. However, there can be no assurance that such preferential purchases can be effected in the future. In addition, certain states and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with any repairs made to the developed property. See "Business--Business Strategy."


RISKS ASSOCIATED WITH PARTNERSHIP INVESTMENT IN THE POIPU PARTNERSHIP

  The Embassy Vacation Resort Poipu Point is owned by the Poipu Partnership (as defined), which consists of the Company and a third party. Property ownership through a partnership involves additional risks, including requirements of partner consents for major decisions (including approval of budgets), capital contributions and entry into material agreements. If the Company and its partner are unable to agree on major decisions, either partner may elect to invoke a buy/sell right, which could require the Company to either sell its interest in the Embassy Vacation Resort Poipu Point or to buy out the interest of its partner at a time when the Company is not prepared to do so. In addition, under certain circumstances, the other partner can require the Company to purchase such partner's interest or sell its interest to the partner. If a dispute arises under this partnership, an adverse resolution could have a material adverse effect on the operations of the Company. In addition, as a general partner, the Company will be subject to certain fiduciary obligations which may obligate it to act in a manner which is not necessarily in the best interest of the Company. The Company may elect to purchase interests in future resorts through similar partnership arrangements. See "--Risks Related to Westin Agreement; Limited Control of Resorts and Termination" and "Business--the Resorts."

LIMITED OPERATING HISTORY

  The Company was formed in May 1996 in order to effectuate the consolidation of the Company's predecessor partnerships, limited liability companies and corporations (the "Consolidation Transactions") and the Company's initial public offering (the "Initial Public Offering"), each of which was consummated in August 1996. Although predecessors of the Company have operating histories in the vacation ownership and hospitality industries, the Company has limited operating history as an integrated entity and limited experience operating as a public company and no experience operating a points-based vacation club system, any of which could have an adverse impact on the Company's operations and future profitability. The Company has chosen to conduct its management operations in (i) two locations in California primarily with respect to acquisition, development, finance and legal (ii) Chicago, Illinois with respect to marketing, (iii) Orlando, Florida with respect to sales, accounting and property management operations and (iv) Carnforth, England with respect to LSI's European resorts and its Grand Vacation Club system. However, as the Company grows and diversifies into additional geographic markets, including new markets entered as a result of the LSI Acquisition, no assurance can be given as to management's ability to efficiently manage operations and control functions without a centrally located management team.

GENERAL ECONOMIC CONDITIONS; CONCENTRATION IN VACATION OWNERSHIP INDUSTRY; GEOGRAPHIC CONCENTRATION OF INVESTMENTS

  Any downturn in economic conditions or any price increases (e.g., airfares) related to the travel and tourism industry could depress discretionary consumer spending and have a material adverse effect on the Company's business. Any such economic conditions, including recession, may also adversely affect the future availability of attractive financing rates for the Company or its customers and may materially adversely affect the Company's business. Furthermore, adverse changes in general economic conditions may adversely affect the collectibility of the Company's loans to Vacation Interval buyers. Because the Company's operations are conducted solely within the vacation ownership industry, any adverse changes affecting the vacation ownership industry such as an oversupply of vacation ownership units, a reduction in demand for vacation ownership units, changes in travel and vacation patterns, changes in governmental regulations of the vacation ownership industry and increases in construction costs or taxes, as well as negative publicity for the vacation ownership industry, could have a material adverse effect on the Company's operations.

RISKS ASSOCIATED WITH CUSTOMER FINANCING

  The Company offers financing to the buyers of Vacation Intervals at the Company's resorts who make a down payment generally equal to at least 10% of the purchase price. This financing generally bears interest at fixed rates and is collateralized by a first mortgage on the underlying Vacation Interval. The Company has entered into agreements with lenders for the financing of these customer receivables. As of June 30, 1997, these agreements provide an aggregate of up to approximately $220 million of available financing to the Company bearing interest at variable rates tied to LIBOR or the prime rate of which, at June 30, 1997, the Company had approximately $88 million of additional borrowing capacity available.

  Under these arrangements, the Company pledges as security promissory notes to these lenders, who typically lend the Company 85% to 90% of the principal amount of such promissory notes. Payments under these promissory notes are made by the buyer/borrowers directly to a third-party payment processing center and such payments are credited against the Company's outstanding balance with the respective lenders. The Company does not presently have binding agreements to extend the terms of such existing financing arrangements or for any replacement financing arrangements upon the expiration of such funding commitments (which have varying borrowing periods ranging from 18 to 20 months after the initial commitment date), and there can be no assurance that alternative or additional arrangements can be made on terms that are satisfactory to the Company. Accordingly, future sales of Vacation Intervals may be limited by both the availability of funds to finance the initial negative cash flow that results from sales that are financed by the Company and by reduced demand which may result if the Company is unable to provide financing through unaffiliated lenders to buyers of Vacation Intervals. If the Company is required to sell its customer receivables to lenders, discounts from the face value of such receivables may be required by such lenders, if lenders are available at all.

  The Company has historically derived income from its financing activities. At June 30, 1997, the Company's mortgage portfolio included approximately 34,406 consumer loans totaling approximately $278 million, with a stated maturity of seven to ten years and a weighted average interest rate of 15% per annum. Additionally, at June 30, 1997, the weighted average maturity of all outstanding consumer loans was approximately 8.4 years and the total borrowings secured by consumer loans were approximately $140 million, bearing a weighted average interest rate of 9.7%. However, because the Company's borrowings bear interest at variable rates (which, as of June 30, 1997, equal 9.9% per annum on a weighted average basis) and the Company's loans to buyers of Vacation Intervals bear interest at fixed rates (which, as of June 30, 1997, equal 15% per annum on a weighted average basis), the Company bears the risk of increases in interest rates with respect to the loans it has from its lenders. To the extent interest rates on the Company's borrowings decrease, the Company faces an increased risk that customers will pre-pay their loans and reduce the Company's income from financing activities. See "Business-- Customer Financing."

RISKS OF HEDGING ACTIVITIES AND EXCHANGE RATE FLUCTUATIONS

  The Company does not engage in speculative or profit motivated hedging activities. However, to manage risks associated with the Company's borrowings bearing interest at variable rates, the Company may from time to time purchase interest rate caps, interest rate swaps or similar instruments. The nature and quantity of the hedging transactions for the variable rate debt will be determined by the management of the Company based on various factors, including market conditions, and there have been no limitations placed on management's use of certain instruments in such hedging transactions. No assurance can be given that any such hedging transactions will offset the risks of changes in interest rates, or that the costs associated with hedging activities will not increase the Company's operating costs.

  The Company's international operations subject the Company to certain risks, including increased exposure to currency exchange rate fluctuations. Although the Company does not currently engage in foreign currency hedging transactions, as it continues to expand its international operations, exposure to losses in foreign currency transactions may increase or occur. The Company may choose to limit such exposure by the purchase of forward foreign exchange contracts or similar hedging strategies. However, there can be no assurance that any currency hedging strategy would be successful in avoiding exchange-related losses. In addition, there can be no assurance that such exchange-related losses would not have a material adverse effect on the Company's future international revenue and, consequently, on the Company's business, operating results and financial condition.

RISKS ASSOCIATED WITH CUSTOMER DEFAULT

  The Company bears the risk of defaults by buyers who financed the purchase of their Vacation Intervals. As of June 30, 1997, approximately 3.9% of the Company's consumer loans were considered by the Company to be delinquent (past due by 60 or more days). The Company had completed or commenced foreclosure or deed-in-lieu of foreclosure (which is typically commenced once a loan is more than 120 days past due) on an additional approximately 2.4% of its consumer loans. As of June 30, 1997, the Company's allowance for doubtful accounts as a percentage of gross mortgages receivable was 6.8%, which management believes is an adequate reserve for expected loan losses.

  If a buyer of a Vacation Interval defaults on the consumer loan made by the Company and the Company has pledged the mortgage receivable as collateral to a lending institution, the Company generally must take back the mortgage with respect to such Vacation Interval and replace it with a performing mortgage. In connection with the Company taking back any such Vacation Interval, the relatively substantial associated marketing costs, other than certain sales commissions, will not have been recovered by the Company and they must be incurred again after their Vacation Interval has been returned to the Company's inventory for resale (commissions paid in connection with the sale of Vacation Intervals may be recoverable from the Company's sales personnel and from independent contractors upon default in accordance with contractual arrangements with the Company, depending upon the amount of time that has elapsed between the sale and the default and the number of payments made prior to such default). Although private mortgage insurance or its equivalent is available to cover Vacation Intervals, the Company has never purchased such insurance and has no present intention of doing so. In addition, although the Company in many cases may have recourse against Vacation Interval buyers, sales personnel and independent contractors for the purchase price paid and for commissions paid, respectively, no assurance can be given that the Vacation Interval purchase price or any commissions will be fully or partially recovered in the event of a buyer default under such financing arrangements. The Company purchased defaulted mortgage notes with respect to 900 Vacation Intervals at the San Luis Bay Resort on which the Company is in the process of foreclosing. The Company will be subject to the costs and delays associated with such foreclosure process and no assurance can be given that the value of the underlying Vacation Intervals being foreclosed upon at the time of resale will exceed the purchase price of the defaulted loans, taking into consideration the costs of foreclosure and resale. See "Business--Customer Financing." Similarly, in March 1996, AVCOM purchased defaulted mortgage notes with respect to 1,057 Vacation Intervals at the Tahoe Seasons Resort on which AVCOM was then in the process of foreclosing. The Company continues to be subject to the costs and delays associated with such foreclosure process and no assurance can be given that the value of the underlying Vacation Intervals being foreclosed upon at the time of resale will exceed the purchase price of the defaulted loans, taking into consideration the costs of foreclosure and resale. See "Business--Description of the Company's Resorts."

COMPETITION

  The Company is subject to significant competition at each of its resorts from other entities engaged in the business of resort development, sales and operation, including Vacation Interval ownership, condominiums, hotels and motels. Many of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell Vacation Intervals in resort properties. Although the Company recently obtained the exclusive development rights to Westin Vacation Clubs from Westin pursuant to the Westin Agreement, other major companies that now operate or are developing or planning to develop Vacation Interval resorts include Marriott Ownership Resorts ("Marriott"), The Walt Disney Company ("Disney"), Hilton Hotels Corporation ("Hilton"), Hyatt Corporation ("Hyatt"), Four Seasons Hotels & Resorts ("Four Seasons") and Inter-Continental Hotels and Resorts ("Inter-Continental"). Many of these entities possess significantly greater financial, marketing, personnel and other resources than those of the Company and may be able to grow at a more rapid rate or more profitably as a result. LSI competes in Europe with certain other vacation ownership and points-based companies. See "Business--Competition."

  The Company also competes with companies with non-branded resorts such as Westgate, Vistana, Inc. and Vacation Break USA, Inc. (each of which competes with the Company's Orlando area resorts), Fairfield Communities (which recently announced plans to acquire Vacation Break USA, Inc. and which currently competes with the Company's Orlando area, Williamsburg and Branson resorts) and ILX Incorporated (which competes with the Company's Sedona, Arizona resorts). Under the terms of a recently announced exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop and manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets currently include Kissimmee, Florida and Myrtle Beach, South Carolina). The Company is not precluded from using the Embassy Vacation Resort name in connection with resorts acquired during the term of the agreement. The Company has been identified by Promus as the only other licensee to whom Promus will license the Embassy Vacation Resort name. However, there can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licenses. On January 7, 1997, Promus announced that it intended to expand its branded vacation ownership business only with the Company and Vistana and that additional Embassy Vacation Resort properties to be developed or acquired by the Company and licensed by Promus are under discussion. See "Business--Competition."

  In the event that the Westin Agreement becomes the subject of dispute between the parties thereto, it is possible that the Company's interest in pursuing acquisition and development opportunities at "four-star" and "five-star" resorts located in North America, Mexico and the Caribbean through May 2001 could be barred pending the final resolution of such dispute. Additionally, at the expiration or early termination of the Westin Agreement, Westin could become a direct competitor with the Company in the vacation ownership business, including in the markets most attractive to the Company. See "--Risks Related to the Westin Agreement; Limited Control of Resorts and Termination" and "Business--Westin Vacation Club Resorts." Subject to certain covenants not to compete, the Founders could acquire resort and other hotel properties that could compete with the Company's vacation ownership business.

DEPENDENCE ON VACATION INTERVAL EXCHANGE NETWORKS; RISK OF INABILITY TO QUALIFY RESORTS

  The attractiveness of Vacation Interval ownership is enhanced significantly by the availability of exchange networks that allow Vacation Interval owners to exchange in a particular year the occupancy right in their Vacation Interval for an occupancy right in another participating network resort. According to the American Resort Development Association ("ARDA"), the ability to exchange Vacation Intervals was cited by buyers as a primary reason for purchasing a Vacation Interval. Several companies, including Resort Condominiums International ("RCI") and Interval International ("II"), provide broad-based Vacation Interval exchange services, and the Company's resorts are currently qualified for participation in the RCI and II exchange networks.

  No assurance can be given that the Company will continue to be able to qualify its resorts or will be able to qualify its future resorts, for participation in the RCI or II exchange networks or any other exchange network. RCI and II are under no obligation to include the Company's resorts in their exchange networks. If such exchange networks cease to function effectively, or if the Company's resorts are not accepted as exchanges for other desirable resorts, the Company's sales of Vacation Intervals could be materially adversely affected. See "Business--Participation in Vacation Interval Exchange Networks."

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends to a large extent upon the experience and abilities of Messrs. Osamu Kaneko, Andrew J. Gessow and Steven C. Kenninger (the "Founders"), who serve as the Company's Co-Chief Executive Officer, President and Co-Chief Executive Officer and Chief Operating Officer, respectively, as well as the abilities of James E. Noyes and Michael A. Depatie, the Company's Executive Vice President, and Executive Vice President and Chief Financial Officer, respectively. The Company's success in Europe will depend to a large extent upon the experience and abilities of Ian Ganney and Richard Harrington, LSI's founders, who serve as LSI's Chairman and Chief Executive Officer, respectively.

  The Founders have agreed to devote substantially full time to the business of the Company and not engage in any competitive businesses. However, notwithstanding their covenants not to compete, the Founders have the right to pursue certain activities which could divert their time and attention from the Company's business.

  The loss of the services of any of the Founders or Messrs. Ganney or Harrington could have a material adverse effect on the Company, its operations and its business prospects. The Company does not maintain "keyman" life insurance with respect to any of the Founders or Messrs. Ganney and Harrington. The Company's success is also dependent upon its ability to attract and maintain qualified development, acquisition, marketing, management, administrative and sales personnel for which there is keen competition among the Company's competitors. In addition, the cost of retaining such key personnel could escalate over time. There can be no assurance that the Company will be successful in attracting and/or retaining such personnel.

REGULATION OF MARKETING AND SALES OF VACATION INTERVALS; OTHER LAWS

  The Company's marketing and sales of Vacation Intervals and other operations are, and any North American points-based vacation club system developed by the Company will be, subject to extensive regulation by the federal government and the states and foreign jurisdictions in which its resorts are located and in which Vacation Intervals or Vacation Points are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which the Company is or may be subject appears in the Truth-in-Lending Act and Regulation Z, the Equal Opportunity Credit Act and Regulation B, the Interstate Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and the Civil Rights Acts of 1964 and 1968. In addition, many states have adopted specific laws and regulations regarding the sale of Vacation Interval ownership programs. The laws of most states, including Florida, California, Arizona, South Carolina, Virginia and Hawaii, require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Vacation Intervals. Laws in each state where the Company sells Vacation Intervals generally grant the purchaser of a Vacation Interval the right to cancel a contract of purchase at any time within a period ranging from three to fifteen calendar days following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws which regulate the Company's activities, such as real estate licensure; seller's of travel licensure; anti-fraud laws; telemarketing laws; price, gift and sweepstakes laws; and labor laws. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently subject. However, no assurance can be given that the cost of qualifying under Vacation Interval ownership regulations in all jurisdictions in which the

Company desires to conduct sales will not be significant or that the Company is in fact in compliance with all applicable federal, state, local and foreign laws and regulations. Certain European laws and regulations regulate LSI's vacation ownership operations. Any failure to comply with applicable laws or regulations could have a material adverse effect on the Company. See "Business--Governmental Regulation."

  Certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with the repairs made to the developed property.

  In addition, from time to time, potential buyers of Vacation Intervals assert claims with applicable regulatory agencies against Vacation Intervals salespersons for unlawful sales practices. Such claims could have adverse implications for the Company in negative public relations and potential litigation and regulatory sanctions. However, the Company does not believe that such claims will have a material adverse effect on the Company or its business.

POSSIBLE ENVIRONMENTAL LIABILITIES

  Under various federal, state and local laws, ordinances and regulations, the owner of real property generally is liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or lease a property or to borrow using such real property as collateral. Other federal and state laws require the removal or encapsulation of asbestos-containing material when such material is in poor condition or in the event of construction, demolition, remodeling or renovation. Other statutes may require the removal of underground storage tanks. Noncompliance with these and other environmental, health or safety requirements may result in the need to cease or alter operations at a property.

  As of the date of the Prospectus, Phase I environmental reports (which typically involve inspection without soil sampling or ground water analysis) have been prepared by independent environmental consultants for each of the Company's 34 resorts. In connection with the acquisition and development of the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the independent environmental consultants have identified several areas of environmental concern. The areas of concern at the Embassy Vacation Resort Lake Tahoe relate to possible soil and water contamination that originated on the resort site due to prior uses and to contamination that may migrate onto the resort site from upgradient sources. California regulatory agencies have been monitoring the resort site and have required or are in the process of requiring the responsible parties (presently excluding the Company) to effect remediation action. The Company has been indemnified by certain of such responsible parties for certain costs and expenses in connection with contamination at the Embassy Vacation Resort Lake Tahoe (including Chevron
(USA), Inc.) and does not anticipate incurring material costs in connection therewith; however, there is no assurance that the indemnitor(s) will meet their obligations in a complete and timely manner. In addition, the Company's San Luis Bay Resort is located in an area of Avila Beach, California which has experienced underground contamination resulting from leaking pipes at a nearby oil refinery. California regulatory agencies have required the installation of groundwater monitoring wells on the beach near the resort site, and no demand or claim in connection with such contamination has been made on the Company, however, there is no assurance that claims will not be asserted against the Company with respect to this environmental condition.

  With the exception of the above mentioned resorts, the Company is not aware of any environmental liability that would have a material adverse effect on the Company's business, assets or results of operations. No assurance, however, can be given that these reports reveal all environmental liabilities or that no prior owner created any material environmental condition not known to the Company. The Company believes that it is in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances.

  Certain environmental laws impose liability on a previous owner of property to the extent that hazardous or toxic substances were present during the prior ownership period. A transfer of the property does not relieve an owner of such liability. Thus, the Company may have liability with respect to properties previously sold by its predecessors.

  A variety of laws concerning the protection of the environment, health and safety apply to the European operations, properties and other assets owned by LSI. See "Business--Governmental Regulations--Environmental Matters."

COSTS OF COMPLIANCE WITH LAWS GOVERNING ACCESSIBILITY OF FACILITIES TO DISABLED PERSONS

  A number of state and federal laws, including the Fair Housing Act and the Americans with Disabilities Act (the "ADA"), impose requirements related to access and use by disabled persons on a variety of public accommodations and facilities. These requirements did not become effective until after January 1, 1991. Although the Company believes that its resorts are substantially in compliance with laws governing the accessibility of its facilities to disabled persons, a determination that the Company is not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants. The Company is likely to incur additional costs of complying with the ADA; however, such costs are not expected to have a material adverse effect on the Company's results of operations or financial condition. Additional legislation may impose further burdens or restrictions on property owners (including homeowner associations at the Existing Resorts) with respect to access by disabled persons. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of the Company's growth strategy in certain instances or reduce profit margins on the Company's operations. If a homeowners' association at a resort was required to make significant improvements as a result of non-compliance with the ADA, Vacation Interval owners may default on their mortgages and/or cease making required homeowners' association assessment payments. The Company is not aware of any non-compliance with the ADA, the Fair Housing Act or similar laws that management believes would have a material adverse effect on the Company's business, assets or results of operations.

NATURAL DISASTERS; UNINSURED LOSS

  In 1992, prior to the Company's purchase of an interest in the Embassy Vacation Resort Poipu Point, the resort was substantially destroyed by Hurricane Iniki. The resort was rebuilt with insurance proceeds before the Company acquired its interest in the resort, but could suffer similar damage in the future. In September 1995 and July 1996, the Company's St. Maarten resorts were damaged by hurricanes and could suffer similar damage in the future. In addition, the Company's other resorts which are or will be located in Hawaii, Florida and the Caribbean (including the St. John resort which was damaged by Hurricane Marilyn in 1995) may be subject to hurricanes and damaged as a result thereof. The Company's resorts located in California and Hawaii may be subject to damage resulting from earthquakes. The Company currently maintains insurance coverage which, in management's opinion, is at least as comprehensive as the coverage maintained by other prudent entities in the Company's line of business. However, there are certain types of losses (such as losses arising from acts of war and civil unrest) that are not generally insured because they are either uninsurable or not economically insurable and for which the Company does not have insurance coverage. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a resort, as well as the anticipated future revenues from such resort and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on the Company. See "Business--Insurance, Legal Proceedings."

EFFECTIVE VOTING CONTROL BY EXISTING STOCKHOLDERS; WESTIN DIRECTOR DESIGNATION

  The Founders hold substantial amounts of shares of Common Stock (Messrs. Kaneko, Gessow and Kenninger hold 11.2%, 12.0% and 4.9%, respectively, as of the date of this Prospectus) which may allow them, collectively, to exert substantial influence over the election of directors and the management and affairs of the Company. Accordingly, if such persons vote their shares of Common Stock in the same manner, they may have sufficient voting power to determine the outcome of various matters submitted to the stockholders for approval, including mergers, consolidations and the sale of substantially all of the Company's assets. Pursuant to the Westin Agreement, during the term thereof Westin generally will have the right to designate one member of the Company's Board of Directors, irrespective of its share ownership in the Company. See "Registering Stockholders," "Description of Capital Stock" and "Business--Westin Vacation Club Resorts." Such control may result in decisions which are not in the best interest of the Company. In addition, under certain circumstances, in the event that the Founders collectively own less than 75% of the shares of Common Stock owned by them immediately following the closing of the Initial Public Offering and the consummation of the Consolidation Transactions, and the Common Stock they own thereafter is less than 75% of the market value of the Common Stock issued to them in the Initial Public Offering, then the Company's partner in the Poipu Partnership will be entitled to require the Company to either dispose of its interest or purchase such partner's interest in the Poipu Partnership pursuant to the terms and conditions of the partnership agreement.

DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. Any payment of future dividends will be in the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions in respect of the payment of dividends and other factors that the Company's Board of Directors deems relevant.

RISKS RELATED TO INTERNATIONAL OPERATIONS

  The Company expects that international operations will account for an increasingly significant percentage of the Company's operations. As a result, the Company is subject to a number of risks, including, among other things, difficulties relating to administering its business globally, managing foreign operations, currency fluctuations, restrictions against the repatriation of earnings, export requirements and restrictions and multiple and possibly overlapping tax structures. These risks could have a material adverse effect on the Company's business, results of operations and financial condition. Additionally, changes in inflation, interest rates, taxation, regulation or other social, political, economic or diplomatic developments affecting the countries in which the Company has (or intends to have) international operations could have a material adverse effect on the Company's business, operating results and financial condition.

POTENTIAL CONFLICTS OF INTEREST

  Because affiliates of Messrs. Kaneko and Kenninger have operations in the lodging industry other than those with respect to the development and operation of vacation ownership resorts, potential conflicts of interest exist. Affiliates of KOAR Group, Inc. ("KOAR"), a Los Angeles based real estate acquisition and development company and predecessor of the Company which is owned by Messrs. Kaneko and Kenninger, have developed and currently act as the managing general partner of partnerships which own hotels that are franchised as Embassy Suites hotels (one of which, the Embassy Suites Lake Tahoe, is located in a market served by the Company) and a residential condominium project overlooking the ocean in Long Beach, California (a market in which the Company may operate in the future). Messrs. Kaneko and Kenninger will continue to devote a portion of their time to KOAR's hotel business and to meeting their duties and responsibilities to investors in such entities.

   Additionally, notwithstanding their covenants not to compete, the Founders have the right to pursue certain activities which could divert their time and attention from the Company's business and result in conflicts with the Company's business. The Founders are evaluating the acquisition of other hotel properties in Hawaii, which at a future date may be converted to accommodate vacation ownership operations. However, any such acquisition from the Founders would be subject to the approval of the Company's Independent Directors.

RISKS RELATED TO WESTIN AGREEMENT; LIMITED CONTROL OF RESORTS AND TERMINATION

  The Westin Agreement may involve certain additional risks to the Company's future operations. The Westin Agreement imposes certain restrictions on the Company's ability to develop certain vacation ownership resorts in conjunction with hotel operators other than Westin. Generally, the Company is required, subject to certain exceptions involving Embassy Vacation Resorts and Promus, to submit for Westin's consideration any "four-star" or "five-star" development opportunity that the Company has determined to pursue in North America, Mexico and the Caribbean. In the event Westin determines not to proceed with the Company to develop such resort, the Company would be free only to develop the resort as a "non-branded" property or as a property branded as an Embassy Vacation Resort or in conjunction with other upscale operators, but excluding specified operators of luxury hotels and resorts. In addition, resorts acquired or developed pursuant to the Westin Agreement, including the St. John resort, will be owned by partnerships, limited liability companies or similar entities in which each of Westin and the Company will own a 50% equity interest and have an equal voice in management. Accordingly, the Company will not be able to control such resorts or the applicable entities. In addition, the Westin Agreement will be terminable by either party if certain thresholds relating to development or acquisitions of resorts are not met, in the event of certain changes in management of Westin or the Company or in the event of an acquisition or merger of either party. Pursuant to the Westin Agreement, Westin and the Company intend to enter into detailed definitive agreements to implement the Westin Agreement, including operating agreements. There can be no assurance that the parties will be able to reach such definitive agreements. See "Business--Westin Vacation Club Resorts" and "Risk Factors--Effective Voting Control of Existing Stockholders; Westin Director Designation."

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS

  Certain provisions of the Company's articles of incorporation (the "Charter") and bylaws (the "Bylaws"), as well as Maryland corporate law, may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholder's best interest. For example, such provisions may (i) deter tender offers for Common Stock, which offers may be beneficial to stockholders or (ii) deter purchases of large blocks of Common Stock, thereby limiting the opportunity for stockholders to receive a premium for their Common Stock over then-prevailing market prices. These provisions include the following:

  Preferred Shares. The Charter authorizes the Board of Directors to issue preferred stock in one or more classes and to establish the preferences and rights (including the right to vote and the right to convert into Common Stock) of any class of preferred stock issued. No preferred stock will be issued or outstanding as of the closing of either of the Offerings.

  Staggered Board. The Board of Directors of the Company has three classes of directors. The terms of the first, second and third classes will expire in 1997, 1998 and 1999, respectively. Directors for each class will be chosen for a three-year term upon the expiration of the term of the current class, beginning in 1997. The affirmative vote of two-thirds of the outstanding Common Stock is required to remove a director.

  Maryland Business Combination Statute. Under the Maryland General Corporation Law ("MGCL"), certain "business combinations" (including the issuance of equity securities) between a Maryland corporation and any person who owns, directly or indirectly, 10% or more of the voting power of the corporation's shares of capital stock (an "Interested Stockholder") must be approved by a supermajority (i.e., 80%) of voting shares. In addition, an Interested Stockholder may not engage in a business combination for five years following the date he or she became an Interested Stockholder.

  Maryland Control Share Acquisition. Maryland law provides that "Control Shares" of a corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, would entitle the acquiror directly or indirectly to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control Shares do not include shares of beneficial interest the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, the issuer may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other stockholders may exercise appraisal rights.

SHARES ELIGIBLE FOR FUTURE SALE

  Future sales of substantial amounts of Common Stock, or the potential for such sales, could adversely affect prevailing market prices. The shares of Common Stock issued in the Consolidation Transactions, the PRG Merger and the LSI Acquisition are subject to the limitations of Rule 144 of the Securities Act ("Rule 144"). The holders of the shares issued in the Consolidation Transactions, the PRG Merger and the LSI Acquisition have been granted certain registration rights pursuant to which the Company has agreed to file the shelf registration statement of which this Prospectus is a part with the Commission for the purpose of registering the sale of such shares of Common Stock.

  Sales in the public market of substantial amounts of the Company's Common Stock issued in the Acquisitions could also adversely affect prevailing market prices. Additionally, sales of substantial amounts of the Company's Common Stock pursuant to this Prospectus could adversely affect prevailing market prices.

  The Founders have only elected to register a portion of their shares in the shelf registration statement of which this Prospectus is a part pursuant to such registration rights. However, they reserve the right to register their remaining shares pursuant to another shelf registration statement.

  As of the date of this Prospectus, there were (i) outstanding stock options to purchase approximately 2,300,000 shares of Common Stock which have been granted to executive officers, other key employees, independent directors and independent contractors of the Company under the 1996 Equity Participation Plan (less than 20% of which are presently exercisable), (ii) up to 500,000 shares of Common Stock that may be sold pursuant to the Company's Employee Stock Purchase Plan (none of which have been sold to date) and (iii) 3,024,660 shares of Common Stock initially issuable upon conversion of the Convertible Notes.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds of the sale of Common Stock by the Registering Stockholders. In connection with the filing of the shelf registration of which this Prospectus is a part, the Company will bear the estimated expenses set forth on the cover of this Prospectus.


                          CONSOLIDATED CAPITALIZATION

  The following table sets forth, as of June 30, 1997, the total consolidated capitalization of the Company. The as adjusted information gives effect to the
(i) the LSI Acquisition and (ii) the Note Offering and the application of the net proceeds therefrom.

                                                AS OF JUNE 30, 1997
                                     ------------------------------------------
                                                    (UNAUDITED)
                                           (DOLLAR AMOUNTS IN THOUSANDS)
                                                                 AS ADJUSTED
                                                                   FOR THE
                                                     THE NOTE  LSI ACQUISITION/
                                      ACTUAL   LSI   OFFERING   NOTE OFFERING
                                     -------- ------ --------  ----------------
Cash and cash equivalents........... $ 44,361 $7,619 $111,593      $163,573
                                     ======== ====== ========      ========
Debt:
  Notes payable to financial
   institutions(a).................. $154,280 $  516 $(52,375)     $102,421
  9 3/4% Senior Subordinated Notes
   due 2007(b)......................      --     --   198,468       198,468
  5 3/4% Convertible Subordinated
   Notes due 2007...................  138,000    --       --        138,000
                                     -------- ------ --------      --------
    Total debt......................  292,280    516  146,093       438,887
Stockholders' equity:
  Common Stock, $0.01 par value;
   22,292,070 issued and
   outstanding; as adjusted for the
   LSI Acquisition, 23,623,004
   shares issued and outstanding(c).      223     14      --            237
  Additional paid-in capital........  155,145    134      --        155,279
  Retained earnings.................   23,047  7,659      --         30,706
                                     -------- ------ --------      --------
  Total stockholders' equity........  178,415  7,807      --        186,222
                                     -------- ------ --------      --------
    Total capitalization............ $470,695 $8,323 $146,093      $625,111
                                     ======== ====== ========      ========

- --------

(a) Includes notes collateralized by mortgages receivable.

(b) Net of original issue discount of $1,532,000.

(c) Does not include an aggregate of 2,500,000 shares of Common Stock reserved for issuance upon exercise of options granted pursuant to the Company's 1996 Equity Participation Plan, as amended, 500,000 shares of Common Stock reserved for issuance pursuant to the Employee Stock Purchase Plan and 3,024,660 shares of Common Stock initially issuable upon conversion of the Convertible Notes.

                                   BUSINESS

OVERVIEW

  The Company is one of the largest developers and operators of vacation ownership resorts in North America and Europe. The Company is devoted exclusively to vacation ownership operations and, as of the date of this Prospectus owns 34 vacation ownership resorts located in a variety of popular resort destinations. The Company's North American resorts are located in Arizona (six resorts), California (five resorts), Florida (three resorts), Netherlands Antilles (two resorts), Virginia (two resorts), Hawaii, Missouri, South Carolina, Texas and the U.S. Virgin Islands. The Company's European resorts are located in England's Lake District and Midlands (three resorts), Southern England, the sun coast of Spain (three resorts), the Spanish island of Menorca (two resorts), Lanzarote in the Canary Islands and the Austrian Alps.

  The Company's principal operations currently consist of (i) acquiring, developing and operating vacation ownership resorts, (ii) marketing and selling vacation ownership interests in its North American resorts, which typically entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year in perpetuity, (iii) marketing and selling Vacation Points at its European resorts and (iv) providing consumer financing to individual purchasers for the purchase of Vacation Intervals at its resorts. The Company currently sells Vacation Intervals at 30 of these 34 resorts; sales at three resorts have been substantially completed; and sales at one resort have yet to commence. The Company also provides resort management and maintenance services at its resorts for which it receives fees paid by the resorts' homeowners' associations.

  As part of its growth and acquisition strategy, in May 1997 the Company consummated the PRG Merger, acquiring 100% of the capital stock of PRG in exchange for the issuance of 2,401,229 shares of the Company's Common Stock. PRG is a Williamsburg, Virginia based developer, owner and operator of two vacation ownership resorts. Based upon the closing price of the Company's Common Stock on the Nasdaq National Market on May 15, 1997, the
2,401,229 shares of Common Stock issued in the PRG Merger were valued at an aggregate of approximately $59.1 million and represented on a pro forma basis 10.8% of the shares of Common Stock outstanding on such date.

  Additionally, in August 1997 the Company consummated the LSI Acquisition. The Company acquired 100% of LSI's capital stock in exchange for the issuance of 1,330,934 shares of the Company's Common Stock. LSI is a United Kingdom-based developer, owner and operator of 11 vacation ownership resorts and a European points-based vacation club system. Based on the closing price of the Company's Common Stock on the Nasdaq National Market on August 28, 1997, the 1,330,934 shares of Common Stock issued in the LSI Acquisition were valued at our aggregate of approximately $48.2 million and represented on a pro forma basis 5.6% of the shares of Common Stock outstanding on such date. In addition to the Common Stock issued in the LSI Acquisition, the Company paid cash consideration of approximately $1,036,000 to a former LSI shareholder. See "Risk Factors--Risks Related to the AVCOM Merger, PRG Merger and LSI Acquisition."

  On a pro forma basis, giving effect to the Acquisitions, the Company sold 14,997 Vacation Intervals and 159,953 Vacation Points at its resorts for the twelve month period ended June 30, 1997, an increase of 48.9% and 50.8%, respectively, compared to 10,073 Vacation Intervals and 106,040 Vacation Points for the twelve month period ended June 30, 1996. The pro forma number of resorts increased through acquisitions and development to 34 at June 30, 1997 from 28 at June 30, 1996.

THE VACATION OWNERSHIP INDUSTRY

  The Market. The resort component of the leisure industry primarily is serviced by two separate alternatives for overnight accommodations: commercial lodging establishments and vacation ownership resorts. Commercial lodging consists of hotels and motels in which a room is rented on a nightly, weekly or monthly basis for the duration of the visit and is supplemented by rentals of privately-owned condominium units or homes. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. Also, room rates and availability at such establishments are subject to change periodically. In addition to providing improved lifestyle benefits to owners, vacation ownership presents an economical alternative to commercial lodging for vacationers.

  First introduced in Europe in the mid-1960's, vacation ownership has been one of the fastest growing segments of the hospitality industry over the past two decades. According to ARDA, during the fifteen year period ending in 1994 (the most recent year for which ARDA statistics are available), worldwide vacation ownership sales volume for the vacation ownership industry increased from $490 million in 1980 to $4.8 billion in 1994, representing a 17% compounded annual growth rate. A year-by-year presentation of annual vacation ownership sales volume follows. Based on industry data, the Company believes that the total Vacation Interval sales volume for the vacation ownership industry exceeded $5.5 billion in 1995 and $6.0 billion in 1996.

  According to RCI Consulting, the United States and Europe are the largest and second largest vacation ownership markets in the world, respectively. Approximately 50% of the world's vacation owners have purchased Vacation Intervals or vacation points at resorts or clubs in the United States and approximately 19% of the world's vacation owners purchased in Europe.

  As shown in the following charts, according to ARDA the worldwide vacation ownership industry has expanded significantly since 1980 both in Vacation Interval sales volume and number of Vacation Interval owners.

                             [CHARTS APPEAR HERE]


                NUMBER OF VACATION OWNERS
                      (in millions)
1980..........         0.155
1981..........         0.22
1982..........         0.335
1983..........         0.47
1984..........         0.62
1985..........         0.805
1986..........         0.97
1987..........         1.125
1988..........         1.31
1989..........         1.53
1990..........         1.8
1991..........         2.07
1992..........         2.363
1993..........         2.76
1994..........         3.144

                DOLLAR VOLUME OF VACATION
                    OWNERSHIP SALES
                     (in billions)
1980..........        $0.49
1981..........         0.965
1982..........         1.165
1983..........         1.34
1984..........         1.735
1985..........         1.58
1986..........         1.61
1987..........         1.94
1988..........         2.39
1989..........         2.97
1990..........         3.24
1991..........         3.74
1992..........         4.25
1993..........         4.505
1994..........         4.76


Source: American Resort Development Association, The 1995 Worldwide Timeshare Industry.

  ARDA reports and other industry data indicate that during the past decade the following factors have contributed to the increased acceptance of the vacation ownership concept among the general public and the substantial growth of the vacation ownership industry:

  . increased consumer awareness of the value and benefits of vacation ownership, including the cost savings relative to other lodging alternatives;

  . increased flexibility of vacation ownership due to the growth of international exchange organizations;

  . improvement in the quality of accommodations and management of vacation ownership resorts;

  . increased consumer confidence resulting from new consumer protection regulations and the entrance of brand name national lodging companies to the industry; and

  . increased availability of consumer financing for purchasers of Vacation Intervals.

  The vacation ownership industry traditionally has been highly fragmented and dominated by a large number of local and regional resort developers and operators, each with small resort portfolios generally of differing quality. The Company believes that one of the most significant factors contributing to the current success of the vacation ownership industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies. Such major companies which now operate or are developing Vacation Interval resorts include Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin. Unlike the Company, however, the vacation ownership operations of each of Marriott, Disney, Hilton, Hyatt, Four Seasons, Inter-Continental and Westin comprise only a small portion of such companies' overall operations.

  The Company believes that national lodging and hospitality companies are attracted to the vacation ownership concept because of the industry's relatively rapid recent growth rate and relatively high profit margins. In addition, such companies recognize that Vacation Intervals provide an attractive alternative to the traditional hotel-based vacation and allow the hotel companies to leverage their brands into additional resort markets where demand exists for accommodations beyond traditional hotels.

  The Consumer. According to information compiled by ARDA for 1994 (the most recent year for which statistics are available), the prime market for Vacation Intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are gaining more leisure time. The median age of a Vacation Interval buyer at the time of purchase is 46. The median annual household income of current Vacation Interval owners in the United States is approximately $63,000, with approximately 35% of all Vacation Interval owners having annual household incomes greater than $75,000 and approximately 17% of such owners having annual household incomes greater than $100,000. However, despite the growth in the vacation ownership industry by December 31, 1994 Vacation Interval ownership has achieved only an approximate 3.0% market penetration among United States households with income above $35,000 per year and 3.9% market penetration among United States households with income above $50,000 per year. In addition, as of such date, the industry had achieved only a 1.0% market penetration among European households with income above $30,000 per year.

  According to the ARDA study, the three primary reasons cited by consumers for purchasing a Vacation Interval are (i) the ability to exchange the Vacation Interval for accommodations at other resorts through exchange networks (cited by 82% of Vacation Interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and
(iii) the quality and appeal of the resort at which they purchased a Vacation Interval (cited by 54% of purchasers). According to the ARDA study, Vacation Interval buyers have a high rate of repeat purchases: approximately 41% of all Vacation Interval owners own more than one Vacation Interval representing approximately 65% of the industry inventory and approximately 51% of all owners who bought their first Vacation Interval before 1985 have since purchased a second Vacation Interval. In addition, the ARDA study indicates that customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to Vacation Interval exchange networks.

  The Company believes it is well positioned to take advantage of current demographic trends, primarily because of the variety and quality of its resort locations and its participation in the RCI and II exchange networks. However, neither RCI nor II is under any obligation to continue to include the Company's resorts in its exchange network. The Company expects the vacation ownership industry to continue to grow as the baby-boom generation continues to enter the 40-55 year age bracket, the age group which purchased the most Vacation Intervals in 1994.

BUSINESS STRATEGY

  The Company's objective is to become the world's leading developer and operator of vacation ownership resorts. To meet this objective, the Company intends to (i) increase sales and financing of Vacation Intervals at its resorts through broader-based marketing efforts and through the construction of additional Vacation Interval inventory, (ii) acquire, convert and develop additional resorts to be operated as Embassy Vacation Resorts, Westin Vacation Club resorts and non-branded resorts, capitalizing on the acquisition and marketing opportunities to be provided as a result of its relationships with Promus, Westin, selected financial institutions and its position in certain markets and the vacation ownership industry generally, (iii) improve operating margins by reducing borrowing costs and reducing its sales and marketing expenses as a percentage of revenues over time, (iv) acquire additional Vacation Interval inventory, operating companies, management contracts, Vacation

Interval mortgage portfolios or other vacation ownership-related assets that may be integrated into the Company's operations and (v) develop and operate a North American points-based vacation club system, as well as expand LSI's existing points-based vacation club in Europe. The key elements of the Company's strategy are described below.

  Sales and Expansion at the Company's Resorts. The Company intends to continue sales of Vacation Intervals at its resorts by adding Vacation Interval inventory through the construction of new development units and by broadening marketing efforts. As of June 30, 1997 and after giving effect to the LSI Acquisition, (i) the Company had a current inventory of 29,225 Vacation Intervals and 244,633 Vacation Points, (ii) the Company was in the process of developing or had plans to develop an additional 107,355 Vacation Intervals at its resorts and (iii) LSI was in the process of developing or has plans to develop additional units to accommodate an additional 276,000 points in LSI's Grand Vacation Club system. In light of the foregoing, the Company believes it is well-positioned to expand sales of Vacation Intervals at its resorts as a result of its existing supply of Vacation Intervals in inventory, as well as planned expansion. Based on information received from the Company's customers and sales agents, the Company believes that in addition to basic quality, expanded resort amenities and larger, multi-purpose units, current and potential buyers want enhanced flexibility in scheduling their vacations, a broader distribution of quality exchange locations and the availability of other value-priced services. As a major developer and operator of vacation ownership resorts in North America, the Company believes that it has acquired skill and expertise both in the development and operation of vacation ownership resorts and in the marketing and sales of Vacation Intervals and that it has acquired the breadth of resorts which give it a competitive advantage.

  Acquisition and Development of New Resorts. The Company intends to acquire and develop additional resorts to be operated as branded Embassy Vacation Resorts, Westin Vacation Club resorts and as non-branded resorts. To implement its business strategy, the Company intends to pursue resort acquisitions and developments in a number of vacation destinations that will complement the Company's operations. The Company believes that its relationships with Promus, Westin and selected financial institutions that control resort properties will provide it with acquisition, development and hotel-to-vacation ownership conversion opportunities and will allow it to take advantage of currently favorable market opportunities to acquire resort and condominium properties to be operated as vacation ownership resorts. Since the 1992 inception of the Company's predecessor's resort acquisition and development business, the Company believes it has been able to purchase hotel, condominium and resort properties and/or entitled land at less than either their initial development cost or replacement cost and remodel or convert such properties for sale and use as vacation ownership resorts. However, there can be no assurance that such preferential purchases can be effected in the future. See "Risk Factors-- Risks of Development and Construction Activities." In addition to acquiring existing resort and hotel-to-vacation ownership conversion properties, the Company also seeks to develop resorts located in destinations where it discerns a strong demand, which the Company anticipates will enable it to achieve attractive rates of return.

  The Company considers the potential acquisition or development of vacation ownership resorts in locations based on existing vacation ownership competition in the area as well as existing overall demand for accommodations. In evaluating whether to acquire, convert or develop a vacation ownership resort in a particular location, the Company analyzes relevant demographic, economic and financial data. Specifically, the Company considers the following factors, among others, in determining the viability of a potential new vacation ownership resort in a particular location: (i) supply/demand ratio for the purchase of Vacation Intervals in the relevant market and for Vacation Interval exchanges into the relevant market by other Vacation Interval owners,
(ii) the market's growth as a vacation destination, (iii) the ease of converting a hotel or condominium property into a vacation ownership resort from a regulatory and construction point of view, (iv) the availability of additional land at or nearby the property for potential future development and expansion, (v) competitive accommodation alternatives in the market, (vi) uniqueness of location and (vii) barriers to entry that would tend to limit competition.

  The Company believes that its relationships with Promus and Westin will provide it with attractive acquisition, conversion, development and marketing opportunities and uniquely position the Company to offer

Vacation Intervals at a variety of attractive resort destinations to multiple demographic groups in the vacation ownership market.

  Through the Westin Agreement, the Company has the exclusive right through May 2001, to jointly acquire, develop and market with Westin "four-star" and "five-star" vacation ownership resorts located in North America, Mexico and the Caribbean. The Company's rights also cover the conversion of Westin hotels to vacation ownership resorts. In addition, pursuant to the Westin Agreement, it is expected that Westin will provide the Company with lead generation assistance and marketing support at the Westin Vacation Club resorts and Promus currently provides such assistance at Embassy Vacation Resorts. The Embassy Suites hotels owned by two of the Company's Founders also provide lead generation assistance and support to the Company with respect to the marketing of the Company's resorts.

  The Company's relationships with Promus and Westin also provide it with a competitive advantage in the vacation ownership industry by allowing it to offer two separate branded products in both the upscale and luxury market segments. The Company believes that brand affiliation is becoming an important characteristic in the vacation ownership industry as it provides the consumer an important element of reliability and image in a fragmented and largely non-branded industry. Through its Embassy Vacation Resorts and Westin Vacation Club resorts, the Company believes it will be able to provide Vacation Interval buyers with consistent quality in their vacation ownership purchases. In addition, through its non-branded resorts the Company will be able to appeal to the value-conscious consumer who seeks the best value for the vacation dollar and does not seek affiliation with brand-name lodging companies.

  Improvement of Operating Margins. As the Company grows, management believes that its larger number of resorts relative to its competitors will provide it with additional revenue opportunities and the potential for cost savings. The Company believes that increased efficiency, reduction in on-site administrative requirements and a multi-resort management system will reduce operating costs and allow the Company to experience increased margins by spreading operating and corporate overhead costs over a larger revenue base. In addition, operating margins at a resort tend to improve over time as a greater percentage of Vacation Intervals are sold, resulting in lower selling, marketing and advertising expenses. The Company also believes that it will reduce sales and marketing expenses over time as a result of the lead generation assistance provided or to be provided by Westin and Promus and by targeting potential buyers through Westin Vacation Club resorts and Embassy Suites hotels.

  Acquisition of Vacation Ownership Assets, Management Contracts and Operating Companies. The Company's relationships in the vacation ownership and financial communities and the size and geographic diversity of its portfolio of properties provide the Company access to a variety of acquisition opportunities. The Company believes that its proven acquisition and development record and public company status give the Company a competitive advantage in acquiring assets, businesses and operations in the fragmented vacation ownership industry. Examples of such acquisitions may include acquiring additional Vacation Interval inventory, operating companies, management contracts, Vacation Interval mortgage portfolios and properties which may be integrated into the Company's operations. The acquisitions of AVCOM, PRG and LSI are recent examples of this aspect of the Company's business strategy.

  Development of Points-Based Vacation Club System. The Company does not currently operate a points-based vacation club system. However, as a result of the LSI Acquisition, the Company acquired LSI's European points-based Grand Vacation Club system. The Company intends to expand this system in Europe and develop a points-based vacation club system in North America. In general, under a points-based vacation club system, members purchase an annual allotment of points which can be redeemed for occupancy rights at the club's participating resorts. Compared to other vacation ownership arrangements, the points-based system provides members significant flexibility in planning vacations as the number of points that are required for a stay at any one resort varies depending upon a variety of factors, including the resort location, the size of the unit, the vacation season and the days of the week used. Under this system, members can select vacations according to their schedules, space needs and available points. Subject to certain restrictions, members are typically allowed to carry over for one year any unused points and to "borrow" points from the forthcoming year. In addition, members are required to pay annual fees for certain maintenance and management costs associated with the operation of the resorts based on the number of points to which they are entitled. See "Risk Factors--Risks Related to the AVCOM Merger, PRG Merger and LSI Acquisition."

DESCRIPTION OF THE COMPANY'S RESORTS

  The Company believes that, based on ARDA and Vacation Ownership World reports and the Company's extensive knowledge of the industry, it is the only developer and operator of vacation ownership resorts that offers Vacation Intervals in each of the three principal price segments of the market (value, upscale (characterized by high quality accommodations and service) and luxury (characterized by elegant accommodations and personalized service)). Since the inception of the vacation ownership development and acquisition business of the Company's predecessors, the Company has developed or acquired 34 vacation ownership resorts in North America and Europe, of which 30 are currently in sales. Of the 34 resorts currently owned and operated by the Company, three resorts are partially-owned by the Company. In addition, as a result of the LSI Acquisition, the Company now operates a points-based vacation club in Europe. Each of the Company's four resort types is described below:

  Non-Branded Resorts. The Company's non-branded resorts, which are not affiliated with any hotel chain, are positioned in the value price segment of the market. Vacation Intervals at the Company's 19 non-branded resorts (which include the All Seasons Resorts and the PRG Resorts) generally sell for $6,000 to $15,000 and are targeted to buyers with annual incomes ranging from $35,000 to $80,000. The Company believes its non-branded resorts offer buyers an economical alternative to branded vacation ownership resorts (such as Embassy Vacation Resorts and Westin Vacation Club resorts) or traditional vacation lodging alternatives.

  Embassy Vacation Resorts. The Company's Embassy Vacation Resorts are positioned in the upscale price segment of the market and are characterized by high quality accommodations and service. Vacation Intervals at the Company's three Embassy Vacation Resorts generally sell for $14,000 to $20,000 and are targeted to buyers with annual incomes ranging from $60,000 to $150,000. Embassy Vacation Resorts are designed to provide vacation ownership accommodations that offer the same high quality and value that is represented by the more than 135 Embassy Suites hotels throughout North America. Under the terms of an exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop, manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets currently include Kissimmee, Florida and Myrtle Beach, South Carolina). The Company is not precluded from using the Embassy Vacation Resort name in connection with resorts acquired during the term of the agreement. The Company is one of two licensees and operators of Embassy Vacation Resorts, and is currently evaluating additional resorts that could be operated as Embassy Vacation Resorts.

  Westin Vacation Club Resorts. The Company's Westin Vacation Club resorts are positioned in the luxury price segment of the market and are characterized by elegant accommodations and personalized service. Through the Westin Agreement, the Company has the exclusive right through May 2001 to jointly acquire, develop and market with Westin "four-star" and "five-star" vacation ownership resorts located in North America, Mexico and the Caribbean. Vacation Intervals at Westin Vacation Club resorts generally will sell for $16,000 to $25,000 and will be targeted to buyers with annual incomes ranging from $80,000 to $250,000. The Westin Agreement represented Westin's entry into the vacation ownership market.

  LSI's Grand Vacation Club. As a result of the LSI Acquisition, the Company acquired LSI's Grand Vacation Club points-based system which LSI currently markets to buyers principally in the United Kingdom. LSI's Grand Vacation Club allows members to purchase an annual allotment of points that can be redeemed for occupancy rights at LSI's 11 European resorts and at the club's other participating resorts. Points in LSI's Grand Vacation Club can typically be purchased for approximately $215 a point. A typical one week stay at an LSI Resort requires approximately 46 points.

THE RESORTS

  The following tables set forth certain information regarding each of the Company's 34 existing resorts, including location, date acquired by the Company, the number of existing and total potential units at the resort and, where applicable, the number of Vacation Intervals currently available for sale and occupancy and additional expansion potential. Of the resorts set forth below, the Embassy Vacation Resort Poipu Point and the North Bay Resort at Lake Arrowhead and the Westin Vacation Club at St. John are partially owned by the Company. The exact number of units, Vacation Intervals and Vacation Points ultimately achieved may differ from the following estimates based on future land planning and site layout considerations.

                                                                    UNITS AT RESORT           VACATION INTERVALS AT RESORT
                                                             ------------------------------ ----------------------------------
                                               DATE                       POTENTIAL           CURRENT     POTENTIAL
 RESORT                    LOCATION            ACQUIRED      CURRENT(A)  EXPANSION(B) TOTAL INVENTORY(C) EXPANSION(D)   TOTAL
 ------                    --------            --------      ----------  ------------ ----- ------------ ------------  -------
 NON-BRANDED RESORTS:
 Cypress Pointe Resort     Lake Buena          November 1992     224          276(e)    500     1,461       14,076(e)   15,537
                            Vista, Florida
 Plantation at Fall Creek  Branson,            July 1993         114          286(f)    400       554       14,586(f)   15,140
                           Missouri
 Royal Dunes Resort        Hilton Head         April 1994         40           15(g)     55       374          765(g)    1,139
                            Island, South
                            Carolina
 Royal Palm Beach Club     St. Maarten,        July 1995         140             (h)    140     1,296             (h)    1,296
                            Netherlands
                            Antilles
 Flamingo Beach Club       St. Maarten,        July 1995         172           85(i)    257     1,715        4,335(i)    6,050
                            Netherlands
                            Antilles
 San Luis Bay Resort       Avila Beach,        June 1996          68           62(j)    130       316        3,162(j)    3,478
                           California
 The Savoy at              Miami Beach,        August 1997       --            68(k)     68       --         3,468(k)    3,468
  South Beach              Florida
                                                               -----        -----     -----    ------      -------     -------
      TOTAL...............................................       758          792     1,550     5,716       40,392      46,108
 EMBASSY VACATION RESORTS:
 Poipu Point(l)            Koloa, Kauai,       November 1994     219(m)       --        219     9,138          --        9,138
                           Hawaii
 Grand Beach               Orlando, Florida    January 1995      126          304(n)    430     2,817       15,504(n)   18,321
 Lake Tahoe                South Lake Tahoe,
                            California         May 1996           62          148(o)    210     2,411        7,548(o)    9,959
                                                               -----        -----     -----    ------      -------     -------
      TOTAL...............................................       407          452       859    14,366       23,052      37,418
 WESTIN VACATION CLUB:
 St. John(p)               St. John, U.S.
                            Virgin Islands     May 1997           48           48(q)     96     1,715        2,448(q)    4,163
                                                               -----        -----     -----    ------      -------     -------
      TOTAL...............................................        48           48        96     1,715        2,448       4,163
 ALL SEASONS RESORTS:
 Scottsdale Villa Mirage   Scottsdale,
  Resort                   Arizona             February 1997      64          104(r)    168     1,289        5,304(r)    6,593
 The Ridge on Sedona
  Golf Resort              Sedona, Arizona     February 1997      12          108(s)    120       219        5,508(s)    5,727
 Sedona Springs Resort     Sedona, Arizona     February 1997      40          --         40        52          --           52
 Sedona Summit Resort      Sedona, Arizona     February 1997      60          --         60       933          --          933
 Villas of Poco Diablo     Sedona, Arizona     February 1997      33          --         33        58          --           58
 Villas of Sedona          Sedona, Arizona     February 1997      40          --         40       197          --          197
 North Bay Resort(t)       Lake Arrowhead,     February 1997      13          --         13        85          --           85
                            California
 Tahoe Beach & Ski Club    South Lake Tahoe,   February 1997     140          --        140       900          --          900
                            California
 Tahoe Seasons Resort      South Lake Tahoe,   February 1997      21(u)       --         21       808          --          808
                            California
 Villas on the Lake        Lake Conroe,
                           Texas               February 1997      37           64(v)    101     1,523        3,264(v)    4,787
                                                               -----        -----     -----    ------      -------     -------
      TOTAL...............................................       460          276       736     6,064       14,076      20,140
 PRG RESORTS:
 Powhatan Plantation       Williamsburg,
                           Virginia            May 1997          405           95(w)    500       636        4,845(w)    5,481
 Greensprings Plantation   Williamsburg,
                           Virginia            May 1997           58          442(x)    500       728       22,542(x)   23,270
                                                               -----        -----     -----    ------      -------     -------
      TOTAL...............................................       463          537     1,000     1,364       27,387      28,751
                                                               -----        -----     -----    ------      -------     -------
 TOTAL UNITS AND
  VACATION INTERVALS......................................     2,136        2,105     4,241    29,225      107,355     136,580
                                                               =====        =====     =====    ======      =======     =======

                                                               UNITS AT RESORT             VACATION POINTS IN SYSTEM
                                                        ----------------------------- -----------------------------------
                                               DATE                 POTENTIAL            CURRENT      POTENTIAL
RESORT            LOCATION                   ACQUIRED   CURRENT(Y) EXPANSION(Z) TOTAL INVENTORY(AA) EXPANSION(BB)  TOTAL
- ------            --------                   --------   ---------- ------------ ----- ------------- ------------- -------
LSI RESORTS:
Pine Lake Resort  Lake District, England    August 1997    112          --       112
Woodford Bridge
 Country
 Club             Devon, England            August 1997     72          50       122
Wychnor Park
 Country Club     Midlands, England         August 1997     44          20        64
Flanesford
 Priory           Midlands, England         August 1997     16          --        16
Los Amigos Beach
 Club             Costa Del Sol, Spain      August 1997    140          50       190
Royal Oasis Club
 at
 La Quinta        Costa Del Sol, Spain      August 1997     68          --        68     244,633       276,000    520,633
Royal Oasis Club
 at
 Benal Beach      Costa Del Sol, Spain      August 1997    108          --       108
White Sands
Beach Club        Menorca, Spain            August 1997     48          --        48
White Sands
Country Club      Menorca, Spain            August 1997     51          --        51
Club del Carmen   Lanzarote, Canary Islands August 1997     67          --        67
Alpine Club       Schladming, Austria       August 1997     69          --        69
                                                           ---         ---       ---
TOTAL UNITS AND
 VACATION POINTS......................................     795         120       915
                                                           ===         ===       ===

- -------

(a) Current units at each resort represents only those units that have received their certificate of occupancy as of June 30, 1997. The Company generally is able to sell 51 Vacation Intervals with respect to each unit at its resorts (the 52nd week is generally utilized for maintenance).

(b) Potential expansion units at each resort includes, as of June 30, 1997,
    (i) units currently under construction that have not yet received their certificate of occupancy and (ii) units planned to be developed on land currently owned by the Company or under option to be acquired which have not yet received their certificate of occupancy and which are not currently under construction.

(c) Current inventory of Vacation Intervals at each resort represents only those unsold Vacation Intervals that have received their certificate of occupancy as of June 30, 1997.

(d) Potential expansion of Vacation Intervals at each resort includes, as of June 30, 1997, (i) Vacation Intervals currently under development that have not yet received their certificate of occupancy and (ii) Vacation Interval development potential on land currently owned by the Company or under option to be acquired which have not yet received their certificate of occupancy and which are not currently under construction.

(e) Includes an estimated 276 units which the Company plans to construct on land which it owns at the Cypress Pointe Resort and for which all necessary governmental approvals and permits (except building permits) have been obtained. Should the Company elect to construct a higher percentage of three bedroom units, rather than its current planned mix of one, two and three bedroom units, the actual number of planned units will be lower than is indicated above.

(f) Includes an estimated 286 units which the Company plans to construct on land which it owns or is currently subject to a contract to purchase at the Plantation at Fall Creek.

(g) Includes 15 units construction of which commenced in the second quarter of 1997 and for which all necessary governmental approvals and permits have been received by the Company.

(h) The Company has not committed to any expansion of the Royal Palm Beach Club. The Company is considering the acquisition of additional land adjacent to the Royal Palm Beach Club for the addition of an estimated 60 units (and a corresponding number of Vacation Intervals) but has yet to enter into an agreement with respect to such additional land or to obtain the necessary governmental approvals and permits for such expansion.

(i) In May 1996 the Company acquired a five-acre parcel of land adjacent to the Flamingo Beach Club on which the Company plans to develop approximately 85 units (and create a corresponding number of Vacation Intervals). The Company is in the process of seeking to obtain the necessary governmental approvals and permits for such proposed expansion.

(j) Includes 62 units for which all necessary governmental approvals and permits have been received by the Company (except building permits). Construction of the first 30 units began in October 1996 and is scheduled for completion during the third quarter of 1997. In addition, the Company is considering the acquisition of additional land near the San

   Luis Bay Resort for the addition of an estimated 100 units, but has yet to enter into an agreement with respect to such land or to obtain any of the necessary governmental approvals and permits for such proposed expansion. In June 1996 the Company acquired approximately 130 Vacation Intervals at the San Luis Bay Resort out of the bankruptcy estate of Glen Ivy Resorts, Inc. In addition, the Company acquired promissory notes in default that are secured by approximately 900 Vacation Intervals. The Company intends to foreclose upon and acquire clear title to such Vacation Intervals and intends to complete such foreclosure procedures (or deed-in-lieu procedures) during 1997.

(k) Includes 68 units that the Company currently rents on a nightly basis, pending the Company's commencement of Vacation Interval sales at the resort.

(l) The Company acquired a 30.43% partnership interest in the Embassy Vacation Resort Poipu Point in November 1994. The Company owns, directly or indirectly, 100% of the partnership interests in one of the two co-managing general partners of Poipu Resort Partners L.P., a Hawaii limited partnership ("Poipu Partnership"), the partnership which owns the Embassy Vacation Resort Poipu Point. The managing general partner owned by the Company holds a 0.5% partnership interest for purposes of distributions, profits and losses. The Company also holds, directly or indirectly, a 29.93% limited partnership interest in the Poipu Partnership for purposes of distributions, profits and losses, for a total partnership interest of 30.43%. In addition, following repayment of any outstanding partner loans, the Company, directly or indirectly, is entitled to receive a 10% per annum return on the Founders' and certain former limited partners' initial capital investment of approximately $4.6 million in the Poipu Partnership. After payment of such preferred return and the return of approximately $4.6 million of capital to the Company, directly or indirectly, on a pari passu basis with the other general partner in the partnership, the Company, directly or indirectly, is entitled to receive approximately 50% of the net profits of the Poipu Partnership. In the event certain internal rates of return specified in the Poipu Partnership agreement are achieved, the Company, directly or indirectly, is entitled to receive approximately 55% of the net profits of the Poipu Partnership.

(m) Includes 179 units that the Company currently rents on a nightly basis, pending their sale as Vacation Intervals.

(n) The Company has received all necessary discretionary governmental approvals and permits to construct an additional estimated 304 units on land which it owns at the Embassy Vacation Resort Grand Beach (excluding building permits which have not yet been applied for by the Company). The Company plans to apply for and obtain these building permits on a building-by-building basis.

(o) The Company has received all necessary discretionary governmental approvals and permits (excluding building permits which the Company intends to apply for and obtain on a phase-by-phase basis) to construct an additional estimated 148 units on land that it owns at the Embassy Vacation Resort Lake Tahoe. The Company commenced construction on 40 of such units in the first quarter of 1997 and, subject to market demand, currently plans to construct an additional 40 of such units commencing in the second quarter of each year from 1998 through 1999 and the remaining 28 units commencing in May 2000.

(p) The Company owns 50% of the entity which has acquired the unsold Vacation Intervals at this resort. The acquisition closed in May of 1997 and commencement of Vacation Interval sales is anticipated to begin by the fourth quarter of 1997.

(q) Includes 48 units which are currently available for occupancy. With respect to such 48 units, 36 of such units have received all necessary discretionary governmental approvals and permits necessary to commence Vacation Interval sales and the Company plans to file the necessary documentation to receive such approvals with respect to the remaining 12 of such units. Also includes an additional 48 units which will require the installation of utilities, furniture, fixtures and equipment and interior finishes before occupancy. The Company currently anticipates completing the renovation of such 48 additional units by the fourth quarter of 1997. The Company also owns adjacent land at the St. John resort which will accommodate the development of additional units but with respect to which no permits or approvals have been sought or obtained. The Company has not yet determined the number of potential additional units which may be constructed on such adjacent land or the timing of such potential development.

(r) Includes 40 units and 64 units which are scheduled for completion in the first quarter of 1998 and 1999, respectively. All necessary discretionary approvals and permits have been received for all units to be constructed at the Scottsdale Villa Mirage Resort.

(s) Construction began in December 1996 on The Ridge on Sedona Golf Resort, which upon completion will consist of 120 units. The first 12 units and clubhouse are scheduled for occupancy in the third quarter of 1997 and have received all necessary discretionary governmental approvals and permits. Governmental approvals and permits have not been sought or received for the additional planned 108 units. Vacation Interval sales began in May 1997.

(t) The Company owns or has the power to vote 80% of the partnership interests of Trion Capital Corporation. Trion is the General Partner of Arrowhead Capital Partners, L.P., which is the developer of North Bay Resort at Lake Arrowhead. The General Partner is entitled to receive 1% of the profits of Arrowhead Capital Partners, L.P., but under certain circumstances, is entitled to receive substantially higher profits. All Seasons has an exclusive sales and marketing contract for sales at North Bay, and is the property manager of the resort. Although Arrowhead Capital Partners, L.P. owns undeveloped land and buildings under construction at the North Bay Resort at Lake Arrowhead, no definitive expansion plans have been made.

(u) Prior to being acquired by the Company, AVCOM purchased a portfolio of 1,057 defaulted consumer notes at the Tahoe Seasons Resort in March 1996 which are secured by Vacation Intervals. Of the notes purchased, 414 notes have been converted to inventory of which 160 Vacation Intervals have been sold by the Company and 41 of the notes have been reaffirmed by the original buyers. The Company intends to foreclose on the remaining notes and acquire clear title to the applicable Vacation Intervals.

(v) Villas on the Lake consists of 37 existing units purchased in February 1996 currently in the final phase of renovation. Land included in the initial purchase is able to accommodate construction of an additional 64 units in Phase II. The Phase II construction start date has not yet been determined, however, all necessary discretionary governmental approvals and permits (excluding building permits which have not yet been applied for) have been received for such additional 64 units.

(w) Includes 14 units which are currently under construction and are scheduled for occupancy during the first quarter of 1998. The Company has received all necessary discretionary governmental approvals and permits with respect to such 14 units, excepting certificates of occupancy. The Company's development schedule for the remaining 81 units will be determined based on market demand and other factors.

(x) Includes 30 units which are currently under construction and are scheduled for occupancy during the first quarter of 1998. The Company has received all necessary discretionary governmental approvals and permits with respect to such 30 units, excepting certificates of occupancy. The Company's development schedule for the remaining 412 units will be determined based on market demand and other factors.

(y) Current units at each resort represents only those units that have received their certificate of occupancy (or other equivalent certificate) as of June 30, 1997. LSI generally is able to sell points representing 50 weeks with respect to each unit at its resorts (the 51st and 52nd weeks are generally utilized for maintenance).

(z) Potential expansion units at each resort includes, as of June 30, 1997, (i) units currently under construction that have not yet received their certificate of occupancy (or other equivalent certificate) and (ii) units planned to be developed on land currently owned by LSI or under option to be acquired which have not yet received their certificate of occupancy (or other equivalent certificate) and which are not currently under construction.

(aa) Current inventory of Vacation Points represents, as of June 30, 1997, the number of unsold Vacation Points in LSI's vacation club system, as well as the number of points allocable to current unit inventory owned by LSI but not yet contributed to LSI's vacation club system.

(bb) Potential expansion Vacation Points represents, as of June 30, 1997, the estimated number of Vacation Points assignable to potential expansion units at the 11 existing LSI Resorts.

  The following table sets forth certain information with respect to the Company's resorts. All of the units are fully-furnished, including telephones, televisions, VCRs and stereos, and all but the studio units feature full kitchens. Most of the units contain a washer and dryer, microwave and private outdoor barbecue grill. Many units also include a private deck.

                                                                                  RESORT AMENITIES
                                                                       --------------------------------------
                                                     TYPES OF UNITS
                                                         OFFERED
                                                   -------------------        SWIMMING WHIRLPOOL/ RESTAURANT/
RESORTS                          LOCATION           S  1BR 2BR 3BR 4BR TENNIS   POOL    JACUZZI     LOUNGE
- -------                  ------------------------- --- --- --- --- --- ------ -------- ---------- -----------
NON-BRANDED RESORTS:
 Cypress Pointe Resort   Lake Buena Vista, Florida   X   X   X   X        X       X         X
 Plantation at Fall
  Creek                  Branson, Missouri           X   X   X            X       X         X           X
 Royal Dunes Resort      Hilton Head Island,
                          South Carolina                         X                X         X
 Royal Palm Beach Club   St. Maarten, Netherlands
                          Antilles                       X   X   X                X                     X
 Flamingo Beach Club     St. Maarten, Netherlands
                          Antilles                   X   X                X       X                     X
 San Luis Bay Resort     Avila Beach, California     X   X                        X         X           X
 The Savoy at South
  Beach                  Miami Beach, Florida        X   X   X                              X           X
EMBASSY VACATION
 RESORTS:                                                                         X         X           X
 Poipu Point             Koloa, Kauai, Hawaii                X   X        X       X         X
 Grand Beach             Orlando, Florida                        X                X         X
 Lake Tahoe              South Lake Tahoe,
                          California                 X   X                        X         X           X
WESTIN VACATION CLUB:
 St. John                St. John, U.S. Virgin
                          Islands                    X   X   X   X        X       X         X           X
ALL SEASONS RESORTS:
 Scottsdale Villa Mirage
  Resort                 Scottsdale, Arizona         X   X   X                    X         X           X
 The Ridge on Sedona
  Golf Resort            Sedona, Arizona             X   X   X            X       X         X           X
 Sedona Springs Resort   Sedona, Arizona             X   X   X            X       X
 Sedona Summit Resort    Sedona, Arizona             X   X   X                    X         X
 Villas of Paco Diablo   Sedona, Arizona             X   X                        X         X
 Villas of Sedona        Sedona, Arizona                 X   X            X       X         X
 North Bay Resort        Lake Arrowhead,
                          California                 X   X   X                    X         X
 Tahoe Beach and Ski     South Lake Tahoe,
  Club                    California                 X   X   X   X                X         X           X
 Tahoe Seasons Resort    South Lake Tahoe,
                          California                     X                        X         X           X
 Villas on the Lake      Lake Conroe, Texas                  X   X                X
PRG RESORTS:
 Powhatan Plantation     Williamsburg, Virginia          X   X   X        X       X         X           X
 Greensprings Plantation Williamsburg, Virginia              X       X            X         X           X
LSI RESORTS:
 Pine Lake Resort        Lake District, England      X       X            X       X         X           X
 Woodford Bridge Country
  Club                   Devon, England              X   X   X                    X         X           X
 Wychnor Park Country
  Club                   Midlands, England               X   X            X       X         X           X
 Flanesford Priory       Midlands, England           X   X   X   X
 Los Amigos Beach Club   Costa Del Sol, Spain        X   X   X   X        X       X         X           X
 Royal Oasis Club at La
  Quinta                 Costa Del Sol, Spain            X   X                    X         X           X
 Royal Oasis Club at
  Benal Beach            Costa Del Sol, Spain        X   X                        X         X           X
 White Sands Beach Club  Menorca, Spain                  X   X   X                X         X           X
 White Sands Country
  Club                   Menorca, Spain                  X   X   X                X
 Club del Carmen         Lanzarote, Canary Islands       X   X                    X         X           X
 Alpine Club             Schladming, Austria         X   X   X            X       X         X           X

EMBASSY VACATION RESORTS

  Capitalizing on two of the Company's Founders' relationship with Promus as a developer and owner of Embassy Suites hotels, in 1994 the Company and Promus established Embassy Vacation Resorts. However, the Company has no ownership of or rights to the "Embassy Vacation Resorts" name or servicemark, both of which are owned exclusively by Promus, except as set forth in the Company's license agreements with Promus with respect to the Company's Embassy Vacation Resorts. Under Promus's exclusive development agreement with Vistana, Inc., Promus has identified the Company as the only other licensee of the Embassy Vacation Resort name. However, there can be no assurance that Promus will license the Embassy Vacation Resort name to the Company with respect to possible future resorts. On January 7, 1997, Promus announced that it intended to expand its branded vacation ownership business with only the Company and Vistana and that additional Embassy Vacation Resort properties to be developed or acquired by the Company and licensed by Promus are under discussion.

  The Company seeks to attract potential Vacation Interval buyers at its Embassy Vacation Resorts by targeting past and present Embassy Suites' hotel guests with in-hotel marketing and direct marketing programs. These marketing efforts offer this target audience of Embassy Suites hotel guests value-priced vacation packages which include resort tours and the opportunity to purchase complete vacations, including accommodations, airfare and other vacation components such as car rental. Additionally, the Company has the ability to generate resort tours through Embassy Suites' central reservation system by offering a premium for a resort tour at the time a guest reserves an Embassy Suites hotel in the vicinity of an Embassy Vacation Resort property. The Company believes its access to the Embassy Suites customer base allows it to generate Vacation Interval sales from these prospective customers at a lower cost than through other lead generation methods. Because a high percentage of such customers already have a preference for the Embassy brand, the Company believes it achieves relatively high sales closing percentages among these customers.

  The Embassy Vacation Resort Poipu Point is owned by the Poipu Partnership, which consists of the Company and a third party. The Poipu Partnership requires partner consents for major decisions including approval of budgets, capital contributions and entry into material agreements. If the Company and its partner are unable to agree on major decisions, either partner may elect to invoke a buy/sell right, which could require the Company to either sell its interest in the Embassy Vacation Resort Poipu Point or to buy out the interest of its partner at a time when the Company is not prepared to do so. In addition, under certain circumstances, the other partner can require the Company to purchase such partner's interest or sell its interest to the partner.

WESTIN VACATION CLUB RESORTS

  The Company and Westin have entered into the Westin Agreement pursuant to which the Company has acquired the exclusive right to jointly acquire, develop and sell with Westin "four-star" and "five-star" Westin Vacation Club resorts in North America, Mexico and the Caribbean for a five year term expiring May 3, 2001. Pursuant to the Westin Agreement, Westin and the Company intend to enter into detailed definitive agreements to implement the Westin Agreement, including operating agreements. There can be no assurance that the parties will be able to reach such definitive agreements. Pursuant to the Westin Agreement, each of the Company and Westin will own a 50% equity interest in the ventures that own such resorts and have an equal voice in the management of such ventures. The primary focus of the Westin Agreement is (i) developing vacation ownership villas surrounding existing Westin hotel resort properties and (ii) acquiring or developing hotels which can be operated under the Westin hotel brand while at the same time being converted to vacation ownership properties. Pursuant to the Westin Agreement, each of the Company and Westin has agreed that, subject to certain exceptions, including certain Embassy Vacation Resort acquisition and development opportunities, it will present to the other party all "four-star" and "five-star" hotel and resort acquisition and development opportunities (e.g., properties that are flagged by brands such as Disney, Marriott, Omni, Ritz Carlton, Four Seasons/Regent, Inter-Continental and Meridien) that it has determined to pursue and such other party has a right of first refusal to determine whether to jointly develop such opportunities with the other party subject to the foregoing exclusions. Pursuant to the Westin Agreement, Westin and the Company intend to form a separate partnership, limited liability company or similar entity to develop and operate each Westin Vacation Club resort, of which Westin and the Company shall be co-general partners or co-managers, as applicable. Each of the Company and Westin will contribute 50% of the equity needed to develop and operate each Westin Vacation Club resort. Pursuant to the Westin Agreement, Westin has the right to manage all Westin Vacation Club resorts and the Company and Westin will share the profits from such management activity. In addition, Westin will promote the

Westin Vacation Club concept by utilizing its customer base for sales and marketing programs, arranging for on-site sales desks and other in-house marketing programs, in exchange for which the Company has agreed to reimburse Westin predetermined marketing and advertising costs incurred by Westin. Under certain circumstances, either party may terminate the Westin Agreement upon failure to reach specified development goals.

  Pursuant to the Westin Agreement, the Company has agreed to make available to Westin one voting seat on the Company's Board of Directors and has agreed to use maximum reasonable efforts to cause the nomination and election of Westin's designee. Westin has agreed to make available to the Company one non-voting seat on its Board of Directors which will be filled by one of the Founders and is presently filled by Osamu Kaneko. Following any public offering of equity securities by Westin, the Company's seat on Westin's board will become a voting seat, entitled to all reciprocal provisions granted by the Company to Westin.

  In May 1997, the Company and Westin jointly acquired the Westin Vacation Club resort in St. John, U.S. Virgin Islands. The "four-star" Westin Vacation Club at St. John involves a conversion of the existing St. John Villas, located adjacent to the Great Cruz Bay Resort Hotel (formerly known as the Hyatt Regency St. John) which will be operated as a Westin Hotel. Pursuant to a purchase and sale agreement with subsidiaries of Skopbank, a Finnish corporation, Westin acquired a 100% interest in the hotel and the Company and Westin formed the Westin Partnership owned 50% by each of the Company and Westin to acquire an interest in the 96 units at the St. John Villas, representing 4,163 Vacation Intervals (the number of unsold Vacation Intervals remaining at the St. John Villas), which will be operated as the Westin Vacation Club resort at St. John. Of the $10.5 million purchase price for the remaining unsold Vacation Intervals at the St. John Villas, each of the Company and Westin is obligated to contribute approximately $2.5 million in cash, with the remaining $5.5 million of the acquisition price to be paid by the Westin Partnership (which amount was loaned to the partnership by the Company in the first quarter of 1997). In addition, the Westin Partnership will borrow approximately $7.1 million to complete the conversion of the St. John Villas to a Westin Vacation Club resort.

  Commencement of Vacation Interval sales began in September 1997. Located adjacent to the beachfront hotel, the St. John Villas consist of 96 studio, one bedroom, two bedroom and three bedroom units located on 12.3 hillside acres, of which 48 units are completed and ready for immediate occupancy. The additional 48 units currently require construction of all interior finishes and installation of furniture, fixtures and equipment prior to occupancy.

CUSTOMER FINANCING

  A typical Vacation Interval entitles the buyer to a one-week per year stay at one of the Company's resorts and ranges in price from approximately $6,000 to $8,000 for a studio residence to approximately $12,000 to $26,000 for a three bedroom residence. The Company offers consumer financing to the purchasers of Vacation Intervals in the Company's resorts who make a down payment generally equal to at least 10% of the purchase price. This financing generally bears interest at fixed rates and is collateralized by a first mortgage on the underlying Vacation Interval. A portion of the proceeds of such financing is used to obtain releases of the Vacation Interval unit from outstanding construction loans, if any.

  The Company has entered into agreements with lenders for the Company's financing of customer receivables. At June 30, 1997, these agreements provided an aggregate of up to approximately $220 million of available financing to the Company bearing interest at variable rates tied to either the prime rate or LIBOR of which the Company had at June 30, 1997 approximately $88 million of additional borrowing capacity available.

  At June 30, 1997, the Company's mortgage portfolio included approximately 34,406 consumer loans totaling approximately $278 million, with a stated maturity of seven to ten years and a weighted average interest rate of 15% per annum. As of June 30, 1997, approximately 3.9% of the Company's consumer loans were considered by the Company to be delinquent (past due by 60 or more days). The Company had completed or commenced foreclosure or deed-in-lieu of foreclosure (which is typically commenced once a loan is more than

120 days past due) on an additional approximately 2.4% of its consumer loans. As of June 30, 1997, the Company's allowance for doubtful accounts as a percentage of gross mortgages receivable was 6.8%, which management believes is an adequate reserve for expected loan losses. The Company has historically derived income from its financing activities. Because the Company's borrowings bear interest at variable rates and the Company's loans to purchasers of Vacation Intervals bear interest at fixed rates, the Company bears the risk of increases in interest rates with respect to the loans it has from its lenders. The Company may engage in interest rate hedging activities from time to time in order to reduce the risk and impact of increases in interest rates with respect to such loans, but there can be no assurance that any such hedging activity will be adequate at any time to fully protect the Company from any adverse changes in interest rates.

  The Company also bears the risk of purchaser default. The Company's practice has been to continue to accrue interest on its loans to purchasers of Vacation Intervals until such loans are deemed to be uncollectible (which is generally 120 days after the date such loans are due), at which point it expenses the interest accrued on such loan, commences foreclosure proceedings and, upon obtaining title, returns the Vacation Interval to the Company's inventory for resale. The Company closely monitors its loan accounts and determines whether to foreclose on a case-by-case basis.

  LSI currently contracts with a third-party bank to provide financing to purchasers of points in its Grand Vacation Club. LSI is paid an upfront commission of approximately 13% of the principal amount of eligible consumer loans.

SALES AND MARKETING

  As one of the leading developers and operators of vacation ownership resorts in North America, the Company believes that it has acquired the skill and expertise in the development, management and operation of vacation ownership resorts and in the marketing of Vacation Intervals. The Company's primary means of selling Vacation Intervals is through on-site sales forces at each of its resorts. A variety of marketing programs are employed to generate prospects for these sales efforts, which include targeted mailings, overnight mini-vacation packages, gift certificates, seminars and various destination-specific local marketing efforts. Additionally, incentive premiums are offered to guests to encourage resort tours, in the form of entertainment tickets, hotel stays, gift certificates or free meals. The Company's sales process is tailored to each prospective buyer based upon the marketing program that brought the prospective buyer to the resort for a sales presentation. Prospective target customers are identified through various means of profiling, and are intended to include Westin Vacation Club and Embassy Suites hotel guests and current owners of vacation ownerships. Cross-marketing targets current owners of Vacation Intervals at the Company's resorts, both to sell additional Vacation Intervals at the owner's home resort, or to sell a Vacation Interval at another of the Company's resorts. The Company also sells Vacation Intervals through off-site sales centers.

ACQUISITION PROCESS

  The Company obtains information with respect to resort acquisition opportunities through interaction by the Company's management team with resort operators, real estate brokers, lodging companies or financial institutions with which the Company has established business relationships. From time to time the Company is also contacted by lenders and property owners who are aware of the Company's development, management, operations and sales expertise with respect to Vacation Interval properties.

  The Company has expertise in all areas of resort development including, but not limited to, architecture, construction, finance, management, operations and sales. With relatively little lead time, the Company is able to analyze potential acquisition and development opportunities. After completing an analysis of the prospective market and the general parameters of the property or the site, the Company generates a conceptual design to determine the extent of physical construction or renovation that can occur on the site in accordance with the requirements of the local governing agencies. For most properties, the predominant factors in determining the physical design of the site include density of units, maximum construction height, land coverage and parking requirements. Following the preparation of such a conceptual design, the Company analyzes other aspects of the development process, such as construction cost and phasing, to match the projected sales flow in the relevant market. At this stage of analysis, the Company compares sales, construction cost and phasing, debt and equity structure, cash flow, financing and overall project cost to the acquisition cost. The Company's procedures when considering a potential acquisition are generally set forth below.

  Economic and Demographic Analysis. To evaluate the primary economic and demographic indicators for the resort area, the Company considers the following factors, among others, in determining the viability of a potential new vacation ownership resort in a particular location: (i) supply/demand ratio for Vacation Intervals in the relevant market, (ii) the market's growth as a vacation destination, (iii) the ease of converting a hotel or condominium property into a vacation ownership resort, (iv) the availability of additional land at or nearby the property for future development and expansion, (v) competitive accommodation alternatives in the market, (vi) uniqueness of location, and (vii) barriers to entry that would limit competition. The Company examines the competitive environment in which the proposed resort is located and all existing or to-be-developed resorts. In addition, information respecting characteristics, amenities and financial information at competitive resorts is collected and organized. This information is used to assess the potential to increase revenues at the resort by making capital improvements.

  Pro Forma Operating Budget. The Company develops a comprehensive pro forma budget for the resort, utilizing available financial information in addition to the other information collected from a variety of sources. The estimated sales of units are examined, including the management fees associated with such unit. Finally, the potential for overall capital appreciation of the resort is reviewed, including the prospects for obtaining liquidity through sale or refinancing of the resort.

  Environmental and Legal Review. In conjunction with each prospective acquisition or development, the Company conducts real estate and legal due diligence on the property. This due diligence includes an environmental investigation and report by a reputable environmental consulting firm, including tests on identified underground storage tanks. If recommended by the environmental consulting firm, additional testing is generally conducted. The Company also obtains a land survey of the property and inspection reports from licensed engineers or contractors on the physical condition of the resort. In addition, the Company conducts customary real estate due diligence, including the review of title documents, operating leases and contracts, zoning, and governmental permits and licenses and a determination of whether the property is in compliance with applicable laws.

OTHER OPERATIONS

  Room Rental Operations. In order to generate additional revenue at certain of its resorts that have rentable inventory of Vacation Intervals, the Company rents units with respect to such unsold or unused Vacation Intervals for use as a hotel. The Company offers these unoccupied units both through direct consumer sales, travel agents or vacation package wholesalers. In addition to providing the Company with supplemental revenue, the Company believes its room-rental operations provide it with a good source of lead generation for the sale of Vacation Intervals. As part of the management services provided by the Company to Vacation Interval owners, the Company receives a fee for services provided to rent an owner's Vacation Interval in the event the owner is unable to use or exchange the Vacation Interval. In addition, the Embassy Vacation Resort Poipu Point (acquired in November 1994) was acquired as a traditional hotel with the intention of converting each such resort to a vacation ownership property. Until such time as a unit at each resort is sold as Vacation Intervals, the Company continues (or will continue) to rent such unit on a nightly basis. In the future, other acquired resorts may be operated in this fashion during the start-up of Vacation Interval sales.

  Resort Management. The Company's resorts are (i) generally managed by the Company pursuant to management agreements with homeowner associations with respect to each of the Company's non-branded resorts, (ii) managed by Promus pursuant to management agreements with the Company with respect to the Company's Grand Beach and Lake Tahoe Embassy Vacation Resorts or (iii) managed by Aston Hotels & Resorts

("Aston") with respect to the Embassy Vacation Resort Poipu Point. The Company pays Promus a licensing fee of 2% of Vacation Interval sales at the Embassy Vacation Resorts. Westin will manage Westin Vacation Club resorts.

  At each of the Company's non-branded resorts, the Company enters into a management agreement with an association comprised of owners of Vacation Intervals at the resort to provide for management and maintenance of the resort. Pursuant to each such management agreement the Company is paid a monthly management fee equal to 10% to 12% of monthly maintenance fees. The management agreements are typically for a three year period, renewable annually automatically unless notice of non-renewal is given by either party. Pursuant to each management agreement the Company has sole responsibility and exclusive authority for all activities necessary for the day-to-day operation of the non-branded resorts, including administrative services, procurement of inventories and supplies and promotion and publicity. With respect to each resort the Company also obtains comprehensive and general public liability insurance, all-risk property insurance, business interruption insurance and such other insurance as is customarily obtained for similar properties. The Company also provides all managerial and other employees necessary for the non-branded resorts, including review of the operation and maintenance of the resorts, preparation of reports, budgets and projections, employee training, and the provision of certain in-house legal services. At the Company's Grand Beach and Lake Tahoe Embassy Vacation Resorts, Promus provides these services. At the Embassy Vacation Resort Poipu Point, Aston provides management and maintenance services to the Company pursuant to a management agreement and assumes responsibility of such day-to-day operation of the Embassy Vacation Resorts.

  LSI manages each resort in its Grand Vacation Club pursuant to contracts which typically provide for a management fee of 15% of monthly maintenance fees to be paid to LSI.

VACATION INTERVAL OWNERSHIP

  The purchase of a Vacation Interval typically entitles the buyer to use a fully-furnished vacation residence, generally for a one-week period each year, in perpetuity. Typically, the buyer acquires an ownership interest in the vacation residence, which is often held as tenant in common with other buyers of interests in the property.

  The owners of Vacation Intervals manage the property through a non-profit homeowners' association, which is governed by a Board consisting of representatives of the developer and owners of Vacation Intervals at the resort. The Board hires an agent, delegating many of the rights and responsibilities of the homeowners' association to a management company, as described above, including grounds landscaping, security, housekeeping and operating supplies, garbage collection, utilities, insurance, laundry and repair and maintenance.

  Each Vacation Interval owner is required to pay the homeowners' association a share of all costs of maintaining the property. These charges can consist of an annual maintenance fee plus applicable real estate taxes (generally $300 to $700 per interval) and special assessments, assessed on an as-needed basis. If the owner does not pay such charges, the owner's use rights may be suspended and the homeowners' association may foreclose on the owner's Vacation Interval.

  For a description of the general terms of a points-based vacation club system, see "--Business Strategy-- Development of Points-Based Vacation Club System."

PARTICIPATION IN VACATION INTERVAL EXCHANGE NETWORKS

  The Company believes that its Vacation Intervals are made more attractive by the Company's participation in Vacation Interval exchange networks operated by RCI and II. In addition, LSI's Grand Vacation Club points system is affiliated with II. In a 1995 study sponsored by the Alliance for Timeshare Excellence and ARDA, the exchange opportunity was cited by purchasers of Vacation Intervals as one of the most significant factors in determining whether to purchase a Vacation Interval. Participation in RCI and II allows the Company's customers to exchange in a particular year their occupancy right in the unit in which they own a Vacation Interval for an occupancy right at the same time or a different time in another participating resort, based upon availability and the payment of a variable exchange fee. A member may exchange his Vacation Interval for an occupancy right in another participating resort by listing his Vacation Interval as available with the exchange organization and by requesting occupancy at another participating resort, indicating the particular resort or geographic area to which the member desires to travel, the size of the unit desired and the period during which occupancy is desired. Both RCI and II assign ratings to each listed Vacation Interval, based upon a number of factors, including the location and size of the unit, the quality of the resort and the period during which the Vacation Interval is available, and attempts to satisfy the exchange request by providing an occupancy right in another Vacation Interval with a similar rating. If RCI or II is unable to meet the member's initial request, it suggests alternative resorts based on availability.

  Founded in 1974, RCI has grown to be the world's largest Vacation Interval exchange organization, which has a total of more than 2,900 participating resort facilities and over 2.0 million members worldwide. During 1995 RCI processed over 1.5 million Vacation Interval exchanges. The cost of the annual membership fee in RCI, which typically is at the option and expense of the owner of the Vacation Interval, is $65 per year, plus an exchange fee of $89 and $119 for domestic and international exchanges, respectively. RCI has assigned high ratings to the Vacation Intervals in the Company's resort properties, and such Vacation Intervals have in the past been exchanged for Vacation Intervals at other highly-rated member resorts. During 1995, approximately 97% of all exchange requests were fulfilled by RCI, and approximately 58% of all exchange requests are confirmed on the day of the request. In November 1996, HFS Incorporated consummated the acquisition of RCI for cash and securities.

FUTURE ACQUISITIONS

  The Company intends to expand its vacation ownership business by acquiring or developing resorts located in attractive resort destinations, and is in the process of evaluating strategic acquisitions in a variety of locations. Such future acquisitions and development of resorts could have a substantial and material impact on the Company's operations and prospects. The Company currently is evaluating possible acquisitions of resorts and development opportunities, including opportunities located in Southern and Northern California, the Hawaiian islands of Hawaii, Maui and Oahu, the Caribbean, Mexico, the Western, Southwestern and Southeastern United States (including Florida, Arizona, Utah and Colorado) and in various Westin resorts throughout North America, as well as in Europe and Asia. In addition, the Company has also explored the acquisition of and may consider acquiring existing management companies, vacation ownership developers and marketers, loan portfolios or other industry related operations or assets in the fragmented vacation ownership development, marketing, finance and management industry.

COMPETITION

  Although major lodging and hospitality companies such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin, have established or declared an intention to establish vacation ownership operations in the past decade, the industry remains largely unbranded and highly fragmented, with a vast majority of North America's approximately 2,000 vacation ownership resorts being owned and operated by smaller, regional companies. Of the Company's major brand name lodging company competitors, the Company believes, based on RCI reports and the Company's extensive knowledge of the industry, that Marriott currently sells Vacation Intervals at 12 resorts which it also owns and operates and directly competes with the Company's Poipu Point, Hilton Head Island, Williamsburg and Orlando area resorts; Disney currently sells Vacation Intervals at four resorts which it also owns and operates and directly competes with the Company's Orlando area and Hilton Head Island resorts; Hilton currently sells Vacation Intervals at two resorts which it also owns and operates and directly competes with the Company's Orlando area resorts; Hyatt owns and operates two resorts in Key West, Florida and one in Beaver Creek, Colorado, but does not directly compete in any of the Company's existing markets; Four Seasons began sales of Vacation Interval at its first vacation ownership resort in Carlsbad, California; and Inter-Continental has announced its entry into the vacation ownership market but has yet to commence sales of Vacation Intervals. Many of these entities possess significantly greater financial, marketing, personnel and other resources than those of the Company and may be able to grow at a more rapid rate than the Company as result.

  The Company also competes with companies with non-branded resorts such as Westgate, Vistana, Inc. and Vacation Break USA, Inc. (each of which competes with the Company's Orlando area resorts), Fairfield Communities (which recently announced plans to acquire Vacation Break USA, Inc. and which currently competes with the Company's Orlando area, Williamsburg and Branson resorts) and ILX Incorporated (which competes with the Company's Sedona, Arizona resorts). Under the terms of a recently announced exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop, manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets currently include Kissimmee, Florida and Myrtle Beach, South Carolina). The Company is not precluded from using the Embassy Vacation Resort name in connection with resorts acquired during the term of the agreement. The Company has been identified by Promus as the only other licensee to whom Promus will license the Embassy Vacation Resort name. However, there can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licenses.

  As a result of the LSI Acquisition, the Company is also subject to competition in the European vacation ownership market, which is very fragmented. In addition to LSI, there are two other operators in Europe operating multi-resort points clubs -- Global Group and Club la Costa. LSI also has competition from individual vacation ownership resorts (including Marriott) in several of the areas in which it operates.

  In addition, the Company also competes with the buyers of its Vacation Intervals who subsequently decide to resell those intervals. While the Company believes, based on experience at its resorts, that the market for resale of Vacation Intervals by buyers is presently limited, such resales are typically at prices substantially less than the original purchase price. The market price of Vacation Intervals sold by the Company at a given resort or by its competitors in the market in which each resort is located could be depressed by a substantial number of Vacation Intervals offered for resale.

  In the event that the Westin Agreement becomes the subject of dispute between the parties thereto, it is possible that the Company's interest in pursuing acquisition and development opportunities at "four-star" and "five-star" resorts located in North America, Mexico and the Caribbean through May 2001 could be barred pending the final resolution of such dispute. Additionally, at the expiration or early termination of the Westin Agreement, Westin could become a direct competitor with the Company in the vacation ownership resort business, including in the markets most attractive to the Company. In addition, the Embassy Suites hotels owned or controlled by affiliates of the Company's Founders may compete with certain of the Company's vacation ownership resorts; however, the Company anticipates that such Embassy Suites hotels could be a significant source of lead generation for its marketing activities. Subject to certain covenants not to compete, the Company's Founders could acquire resort and other hotel properties that could compete with the Company's vacation ownership business.

  The Company believes, based on ARDA and RCI reports and the Company's extensive knowledge of the industry, that its experience and exclusive focus on the vacation ownership industry, together with its portfolio of resorts located in a wide range of resort destinations and at a variety of price points, distinguish it from each of its competitors and that the Company is uniquely positioned for future growth.

GOVERNMENTAL REGULATION

  General. The Company's Vacation Interval marketing and sales are subject to extensive regulations by the federal government and the states and foreign jurisdictions in which its resort properties are located and in which Vacation Intervals are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which the Company is or may be subject appears on the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Interstate and Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and the Civil Rights Act of 1964 and 1968. In addition, many states have adopted specific laws and regulations regarding the sale of Vacation Interval ownership programs. The laws of most states, including Florida, South Carolina and Hawaii require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Vacation Intervals. The laws of California require the Company to file numerous documents and supporting information with the California Department of Real Estate, the agency responsible for the regulation of Vacation Intervals. When the California Department of Real Estate determines that a project has complied with California law, it will issue a public report for the project. The Company is required to deliver an offering statement or public report to all prospective purchaser of a Vacation Interval, together with certain additional information concerning the terms of the purchase. The laws of Illinois, Florida, Hawaii and Virginia impose similar requirements. Laws in each state where the Company sells Vacation Intervals generally grant the purchaser of a Vacation Interval the right to cancel a contract of purchase at any time within a period ranging from 3 to 15 calendar days following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws which regulate the Company's activities such as real estate licensure; sellers of travel licensure; anti-fraud laws; telemarketing laws; price gift and sweepstakes laws; and labor laws. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently or may be subject. However, no assurance can be given that the cost of qualifying under Vacation Interval ownership regulations in all jurisdictions in which the Company desires to conduct sales will not be significant. Any failure to comply with applicable laws or regulations could have material adverse effect on the Company.

  In addition, certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with the repairs made to the developed property.

  The marketing and sales of LSI's points system and its other operations are subject to national and European regulation and legislation. Within the European Community (which includes all the countries in which LSI conducts its operations), the European Timeshare Directive of 1994 regulates vacation ownership activities. For it to have direct effect, the European Timeshare Directive must be implemented by European Community Member States and the Directive required such implementation to have taken place prior to May 1997. The terms of the Directive require LSI to issue a disclosure statement providing specific information about its resorts and its vacation ownership operations as well as making mandatory a 10 day rescission period and a prohibition on the taking of advance payments prior to the expiration of that rescission period. Member States are permitted to introduce legislation which is more protective of the consumer when implementing the European Timeshare Directive. In the United Kingdom, where the majority of LSI's marketing and sales operations take place, the Directive has been implemented by way of an amendment to the Timeshare Act 1992. In the United Kingdom a 14 day rescission period is mandatory. There are other United Kingdom laws which LSI is or may be subject to including the Consumer Credit Act 1974, the Unfair Terms in Consumer Contracts Regulations 1995 and the Package Travel, Package Holidays and Package Tours Regulations 1992. While Spain has no specific timeshare legislation, it is expected that it will implement the Timeshare Directive in the near future. Until it does so, however, the European Timeshare Directive has no direct effect in Spain. The Timeshare Act 1992 does appear to have extra-territorial effect in that United Kingdom resident purchasers buying timeshare in other European Economic Area States may rely upon it. All the countries in which LSI operates have consumer and other laws which regulate its activities in those countries. LSI is member of the Timeshare Council which is the United Kingdom self regulating trade body for vacation ownership companies. As a member it is obligated to comply with all laws as well as with certain codes of conduct (including a code of conduct for the operating of points systems) promulgated by the Timeshare Council.

  Environmental Matters. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. In connection with its ownership and operation of its properties, the Company may be potentially liable for such costs.

  Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners and operation of real properties for personal injury associated with ACMs. In connection with its ownership and operation of its properties, the Company may be potentially liable for such costs.

  In addition, recent studies have linked radon, a naturally-occurring substance, to increased risks of lung cancer. While there are currently no state or federal requirements regarding the monitoring for, presence of, or exposure to, radon in indoor air, the EPA and the Surgeon General recommend testing residences for the presence of radon in indoor air, and the EPA further recommends that concentrations of radon in indoor air be limited to less than 4 picocuries per liter of air (Pci/L) (the "Recommended Action Level"). The presence of radon in concentrations equal to or greater than the Recommended Action Level in one or more of the Company's resorts may adversely affect the Company's ability to sell Vacation Intervals at such resorts and the market value of such resort. Recently-enacted federal legislation will eventually require the Company to disclose to potential purchasers of Vacation Intervals at the Company's resorts that were constructed prior to 1978 any known lead-paint hazards and will impose treble damages for failure to so notify.

  The Company has conducted Phase I assessments at each of its resorts in order to identify potential environmental concerns. These Phase I assessments have been carried out in accordance with accepted industry practices and consisted of non-invasive investigations of environmental conditions at the properties, including a preliminary investigation of the sites and identification of publicly known conditions concerning properties in the vicinity of the sites, physical site inspections, review of aerial photographs and relevant governmental records where readily available, interviews and knowledgeable parties, investigation for the presence of above ground and underground storage tanks presently or formerly at the sites, a visual inspection of potential lead-based paint and suspect friable ACMs where appropriate, a radon survey, and the preparation and issuance of written reports.

  The Company's assessments of its resorts have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. The Company does not believe that compliance with applicable environmental laws or regulations will have a material adverse effect on the Company or its financial condition or results of operations.

  In connection with the acquisition and development of the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the Company's environmental consultant has identified several areas of environmental concern. The areas of concern at the Embassy Vacation Resort Lake Tahoe relate to possible contamination that originated on the resort site due to prior uses and to contamination that may migrate onto the resort site from upgradient sources. California regulatory agencies have been monitoring the resort site and have required or is in the process of requiring the responsible parties (presently excluding the Company) to effect remediation action. The Company has been indemnified by certain of the responsible parties for certain costs and expenses in connection with contamination at the Embassy Vacation Resort Lake Tahoe (including Chevron (USA), Inc.) and does not anticipate incurring material costs in connection therewith, however, there is no assurance that the indemnitor(s) will meet their obligations in a complete and timely manner. In addition, the Company's San Luis Bay Resort is located in an area of Avila Beach, California which has experienced underground contamination resulting from leaking pipes at a nearby oil refinery. California regulatory agencies have required the installation of groundwater monitoring wells on the beach near the resort site, and no demand or claim in connection with such contamination has been made on the Company, however, there is no assurance that claims will not be asserted against the Company with respect to this environmental condition.

  The Company believes that its properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. Except as described above with respect to the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the Company has not been notified by any governmental authority or any third party, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

  A variety of laws concerning the protection of the environment, health and safety apply to the operations, properties and other assets owned by LSI. These laws originate at the European Union, national, state and local level. As a result of the consummation of the LSI Acquisition, the Company has effectively assumed the pre-existing liabilities of LSI under these laws, some of which impose liability in respect of operations no longer carried out and properties or assets no longer owned by LSI as well as existing operations, properties and assets. These environmental laws govern, among other things, the discharge of substances into waterways and the quality of water. Liability can attach to a person who causes or permits the discharge of substances to such waterways without a permit authorizing such discharges or beyond the scope of the applicable permit. Criminal sanctions can be imposed for any such violations and any persons violating these laws can be held responsible for the cost of remedying the consequences of an unauthorized discharge. In addition, certain laws restrict the use of property and the construction of buildings and other structures. Carrying out development without the appropriate consent or beyond the scope of the consent can result in regulatory authorities taking action to require the unauthorized use to cease or unauthorized building or structure to be removed or modified. Criminal sanctions are available if the authority's requirements are not satisfied.

  As of the date of this Prospectus, Phase I environmental reports (which typically involve inspection without soil sampling or groundwater analysis) have been prepared by independent environmental consultants for each of the resorts currently owned by LSI. The Company is not aware of any environmental liability which it is acquiring as a result of the purchase of LSI that would have a material adverse effect on the Company's business, assets or results of operations. No assurance, however, can be given that these reports reveal all potential environmental liabilities.

  Other Regulations. Under various state and federal laws governing housing and places of public accommodation the Company is required to meet certain requirements related to access and use by disabled persons. Many of these requirements did not take effect until after January 1, 1991. Although management of the Company believes that its facilities are substantially in compliance with present requirements of such laws, and the Company may incur additional costs of compliance. Additional legislation may impose further burdens or restriction on owners with respect to access by disabled persons. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of the Company's growth strategy in certain instances or reduce profit margins on the Company's operations.

EMPLOYEES

  As of June 30, 1997, the Company employed approximately 1,700 full-time employees and approximately 500 part-time employees. The Company believes that its employee relations are good. Except for certain employees located at the St. Maarten, Netherlands Antilles resorts, none of the Company's employees is represented by a labor union.

  The Company sells Vacation Intervals at its resorts through approximately 770 independent sales agents. Such independent sales agents provide services to the Company under contract and, the Company believes, are not employees of the Company. Accordingly, the Company does not withhold payroll taxes from the amounts paid to such independent contractors. Although the Internal Revenue Service has made inquiries regarding the Company's classification of its sales agents at its Branson, Missouri resort, no formal action has been taken and the Company has requested that the inquiry be closed. In the event the Internal Revenue Service or any state or local taxing authority were to successfully classify such independent sales agents as employees of the Company, rather than as independent contractors, and hold the Company liable for back payroll taxes, such reclassification may have a material adverse effect on the Company.

INSURANCE

  The Company carries comprehensive liability, fire, hurricane, storm, earthquake and business interruption insurance with respect to the Company's resorts, with policy specifications, insured limits and deductibles customarily carried for similar properties which the Company believes are adequate. In September 1995 and July 1996, the Company's St. Maarten resorts were damaged by a hurricane. With respect to such September 1995 damage, the Company has recovered amounts from its insurance carriers sufficient to cover 100% of the property damage losses and is in the process of recovering amounts for business interruption. The Company has agreed to provide approximately 2,700 replacement weeks to owners who were unable to use their Vacation Interval as a result of such September 1995 hurricane. Such provision of replacement Vacation Intervals will have the short term effect of reducing the number of Vacation Intervals available for sale or alternative rental as hotel rooms at the St. Maarten resorts. Additionally, the St. Maarten resorts sustained relatively minor damage in 1996 as the result of Hurricane Bertha; management estimates that such damage is approximately $100,000, which is less than the applicable insurance deductibles and, accordingly, the expense to repair the damage will be borne by the Company. There are, however, certain types of losses (such as losses arising from acts of war) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a resort, as well as the anticipated future revenues from such resort and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on the Company.

LEGAL PROCEEDINGS

  The Company is currently subject to litigation and claims respecting employment, tort, contract, construction and commissions, disputes, among others. In the judgment of management, none of such lawsuits or claims against the Company is likely to have a material adverse effect on the Company or its business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  On September 12, 1996, Ernst & Young LLP advised the Company that it was resigning as independent auditors for the Company. Ernst & Young LLP had been retained since the Company's inception and there have been no disagreements between the Company and Ernst & Young LLP with respect to accounting principles or practices, financial statement disclosure, auditing scope or procedures, which if not resolved to Ernst & Young LLP's satisfaction, would have resulted in a reference to the subject matters of the disagreement in its audit report. Since the Company's inception, Ernst & Young LLP's report on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(l)(v) of Regulation S-K under the Securities Act.

  On September 17, 1996, the Company retained the accounting firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1996 following Board of Directors approval, which was obtained on September 16, 1996. The decision to retain Arthur Andersen LLP was based upon the prior relationship with a predecessor of the Company as auditors for the fiscal year ending December 31, 1994 and Arthur Andersen LLP's experience in the Company's industry, and was not motivated by any disagreements between the Company and Ernst & Young LLP concerning any accounting principles and/or policy matters. From the Company's inception to September 17, 1996, the Company did not consult with Arthur Andersen LLP with respect to the matters described in Item 304(a)(2) of Regulation S-K.

TRADEMARKS AND COMPANY NAME

  While the Company owns and controls a number of trade secrets, confidential information, trademarks, trade names, copyrights and other intellectual property rights which, in the aggregate, are of material importance to its business, it is believed that the Company's business, as a whole, is not materially dependent upon any one intellectual property or related group of such properties. The Company is licensed to use certain technology and other intellectual property rights owned and controlled by others, and, similarly, other companies are licensed to use certain technology and other intellectual property rights owned and controlled by the Company.

  The Company's Board of Directors has approved, subject to stockholder approval, a proposal to change the Company's corporate name.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BACKGROUND

  Signature Resorts, Inc. was incorporated in Maryland in May 1996 by the Founders to effect the Consolidation Transactions and the Initial Public Offering. The exchange of direct and indirect interests in, and obligations of, certain limited partnerships, limited liability companies and other corporations affiliated with the Founders for shares of Common Stock in the Company are referred to herein as the "Consolidation Transactions."

  The Company's predecessor commenced its vacation ownership resort acquisition and development business in 1992 to take advantage of the unique real estate development, financing and travel industry expertise of the Founders. Mr. Kaneko, who is a Japanese national and was educated in the United States, has more than 24 years of experience in resort real estate acquisition and development. Prior to forming the Company, Mr. Kaneko co-founded KOAR with Mr. Kenninger in 1985 and was previously the executive vice-president of the Hawaii-based United States operations of a Japanese publicly-traded real estate developer. Mr. Kenninger, a former business attorney for the seven years prior to co-founding KOAR, has had overall responsibility for the development, acquisition, licensing, branding and legal operations of the Company since 1993. Prior to forming the Company, Mr. Gessow in 1990 formed Argosy and, prior to forming Argosy, was previously president of both the Florida and west coast offices of Trammell Crow Residential Services, a real estate development company.

FOUNDERS' OTHER BUSINESS INTERESTS

  Affiliates of Messrs. Kaneko and Kenninger currently have managing general partner or similar interests in entities which own investment properties which the Company does not consider to be competitive with its vacation ownership business (the "KOAR Interests"). These properties include a 225-unit condominium project in Long Beach, California which is being marketed for whole share unit sales or long-term residential use rather than vacation use (and with respect to which the KOAR Interests, as of the date of this Prospectus, own 42 of the total 225 units, the balance having been sold to third parties); and several retail centers. Messrs. Kaneko and

Kenninger are also currently the constituent general partners of a number of partnerships in which they owe fiduciary duties to limited partners who invested over $80 million of equity therein (which partnerships include five Embassy Suites hotels which are still owned by partnerships controlled by Affiliates of Messrs. Kaneko and Kenninger (the "Prior Partnerships")). Messrs. Kaneko and Kenninger are authorized by the Company to meet their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof, including the sale, refinancing, restructuring and packaging of the Prior Partnerships, and including with respect to the formation of public or private entities for such purpose, including a public real estate investment trust ("REIT") for one or all of the Embassy Suites hotels in the Prior Partnerships (provided that Messrs. Kaneko and Kenninger agree not to serve as an officer or employee of such REIT). Messrs. Kaneko and Kenninger agree to continue to retain third party management companies to manage these properties (e.g., Promus Hotels manages all of the KOAR Interests' Embassy Suites hotels), and to employ personnel not employed by the Company to carry out the day-to-day responsibilities of managing and overseeing these properties. However, Messrs. Kaneko and Kenninger reserve the right to do what is reasonably necessary within these constraints to carry out their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof. The Company does not believe that such activities will detract materially from Messrs. Kaneko's and Kenninger's services to the Company.

PAYMENTS TO AFFILIATES

  A total of $15.7 million of the net proceeds from the Consolidation Transactions and the Initial Public Offering were used to repay outstanding debt to affiliates of the Founders. Of the $15.7 million of the funds paid to the affiliates of the Founders, $15.3 million was used to pay-off existing debt to third-party financial institutions or other third-party financing sources or to pay tax liabilities. The proceeds from the loans were previously either invested in or loaned either to the Company or its predecessors or to acquire or develop certain of the Company's resorts.

  In addition, pursuant to the Consolidation Transactions, during the three months ended September 30, 1996, the Founders also received $2.3 million of distributions from certain predecessor partnerships of the Company to fund income tax obligations which had accrued through the date of the Initial Public Offering and with respect to which no pre-Initial Public Offering profits of the Company had been distributed.

  In addition, $12.2 million of the net proceeds of the Initial Public Offering were used to repay outstanding indebtedness owed to partnerships in which an affiliate of Mr. Friedman, a director of the Company, is a general partner. Of such repayment, approximately $3.0 million was repaid directly to Mr. Friedman or his affiliates.

  The Company generally receives management fees and certain other expenses from homeowners' associations at the resorts it manages. Payables to such homeowners' associations consist mostly of maintenance fees for units owned by the Company. At December 31, 1996, the Company had accrued $4,405,000 and $1,590,000 as a receivable and payable, respectively, with the various homeowners' associations that it manages at its resorts. The Company accrued $1,220,000 and $1,771,000 as a receivable and payable, respectively, at December 31, 1995 with the homeowners' associations that it manages at its resorts. The related party payable to the homeowners' associations that it manages at December 31, 1995, included $1,030,000 of a special assessment fee charged to the Company.

CONSOLIDATION TRANSACTIONS

  The Company's nine vacation ownership resorts existing prior to the Consolidation Transactions were previously owned and operated by partnerships, each affiliated with the Founders. Such partnerships consisted of Grand Beach Resort, L.P., a Georgia limited partnership (Embassy Vacation Resort Grand Beach); AKGI-Flamingo C.V., a Netherlands Antilles limited partnership (Flamingo Beach Club); AKGI-Royal Palm C.V., a Netherlands Antilles limited partnership (Royal Palm Beach Club); Port Royal Resort, L.P., a South Carolina limited partnership (Royal Dunes Resort); an approximately 30% interest in Poipu Resort Partners, L.P., a Hawaii limited partnership (Embassy Vacation Resort Poipu Point); Fall Creek Resort, L.P., a Georgia limited partnership (Plantation at Fall Creek); Cypress Pointe Resort, L.P., a Delaware limited partnership (Cypress

Pointe Resort); Lake Tahoe Resort Partners, LLC, a California limited liability company (Embassy Vacation Resort Lake Tahoe); and San Luis Resort Partners, LLC, a Georgia limited liability company (San Luis Bay Resort) (collectively the "Property Partnerships"). Affiliates of the Founders were previously the sole general partners or the sole members of each of the Property Partnerships. Each of the Property Partnerships (other than the Embassy Vacation Resort Poipu Beach) which remained in existence following the Consolidation Transactions and the Initial Public Offering are wholly owned by the Company.

  As a result of the consummation of the Consolidation Transactions, the partnership and limited liability company interests in each of the Property Partnerships, certain of the stock of certain other corporations affiliated therewith (the "Affiliated Companies") held by "accredited investors" (as defined pursuant to Regulation D under the Securities Act) and certain debt obligations of the Property Partnerships and affiliates (and, as a result, ownership of certain of the Company's resorts) have been directly or indirectly transferred to the Company and in exchange the holders of such partnership interests and certain of such stock received shares of Common Stock in the Company. Holders of any such partnership interests who are not "accredited investors" received cash at a price commensurate with the value received by the accredited investors to be determined prior to the Consent Solicitation. As a result of the Consolidation Transactions, 11,354,705 shares of Common Stock were issued to the holders of partnership interests in the Property Partnerships and to certain stockholders of the Affiliated Companies. The Affiliated Companies include Argosy/KOAR Group, Inc., Resort Management International, Inc., Resort Marketing International, Inc., RMI-Royal Palm C.V.o.a., RMI-Flamingo C.V.o.a., AK-St. Maarten, LLC, Premier Resort Management, Inc., Resort Telephone & Cable of Orlando, Inc., Kabushiki Gaisha Kei, LLC, Vacation Ownership Marketing Company and Vacation Resort Marketing of Missouri, Inc., each of which are controlled by the Founders and previously provided administrative, utility, management and/or marketing services to certain of the Property Partnerships.

  The Company was incorporated in Maryland in May 1996 by the Founders to effect the Consolidation Transactions and the Initial Public Offering. Pursuant to a Private Placement Memorandum dated as of May 28, 1996, the Company in the Consent Solicitation solicited and received on or before June 13, 1996 the consent and agreement of the ultimate owners of interests in the Property Partnerships, the stockholders of the Affiliated Companies and the holders of certain debt obligations to exchange their partnership interests or shares in, and obligations of, the Property Partnerships or Affiliated Companies (or their direct or indirect interests in the owners thereof), as applicable, for shares of Common Stock in the Company. Such exchange occurred simultaneously with the closing of the Initial Public Offering. Direct and indirect holders of interests in, and obligations of, certain Property Partnerships received, upon consummation of the Consolidation Transactions, shares of Common Stock in the Company equal to a predetermined dollar value based on agreement between the Company and such holders as set forth in the Private Placement Memorandum for the Consent Solicitation. The balance of the shares of Common Stock issued in the Consolidation Transactions were issued to the holders of interests in the remaining Property Partnerships and to the holders of interests in the Affiliated Companies, which are comprised solely of the Founders or their affiliates.

                           REGISTERING STOCKHOLDERS

  All shares indicated below have been registered pursuant to the Company's previously announced obligations under registration rights agreements entered into in connection with the Consolidation Transactions, the PRG Merger and the LSI Acquisition. An aggregate of 4,890,073 shares of Common Stock may be offered by the Registering Stockholders from time-to-time. The following table sets forth, as of the date of this Prospectus, the name of each Registering Stockholder, and for each, the number of shares of Common Stock which may be offered for sale and, unless otherwise indicated, the number of shares to be owned beneficially after the Registered Offering (assumes all shares available for offer will be sold). Applicable percentage ownership is based on 23,745,524 shares of Common Stock outstanding as of the date of this Prospectus.

                          BENEFICIAL OWNERSHIP                     BENEFICIAL OWNERSHIP
                              PRIOR TO THE                              AFTER THE
                           REGISTERED OFFERING                     REGISTERED OFFERING
                          -----------------------                  -----------------------
   NAME AND ADDRESS OF                            NUMBER OF SHARES
 REGISTERING STOCKHOLDER   SHARES      PERCENTAGE BEING REGISTERED  SHARES      PERCENTAGE
 -----------------------  ---------    ---------- ---------------- ---------    ----------
Osamu Kaneko(a).........  2,651,903(f)    11.2%       300,000(b)   2,351,903(f)    9.9%
Andrew J. Gessow(a).....  2,854,204(f)    12.0%       300,000(c)   2,554,204(f)   10.8%
Steven C. Kenninger(a)..  1,155,779(f)     4.9%       100,000(d)   1,055,779(f)    4.4%
Canpartners
 Incorporated(e)........    505,011        2.1%       505,011            --         --
  Beth Friedman(e)(g)...     86,188          *         86,188            --         --
  Loretta Evensen(e)....     86,188          *         86,188            --         --
  Mitchell R. Julis(e)..     86,188          *         86,188            --         --
                          ---------       ----        -------      ---------      -----
   Total (as a group)...    763,575        3.2%       763,575
Robert T. Gow and Kay F.
 Gow....................    853,727        3.6%       853,727            --         --
Offsite International,
 Inc. ..................    773,751        3.3%       773,751            --         --
Ian K. Ganney...........    665,467        2.8%       124,351        541,116        2.3%
Richard Harrington......    665,467        2.8%       124,351        541,116        2.3%
Plantation Group,
 L.L.C. ................    464,251        2.0%       464,251            --         --
Bush Construction
 Corporation............    309,500        1.3%       309,500            --         --
Peach Tree, Ltd. .......    227,154          *        227,154            --         --
First Capital Investment
 Fund...................     93,492          *         93,492            --         --
Shinko Sangyou Co. Ltd..     59,355          *         59,355            --         --
EKC Corporation.........     53,534          *         53,534            --         --
Centaur Corp. ..........     41,941          *         41,941            --         --
KPI Realty, Inc. .......     35,989          *         35,989            --         --
Brains-Heart, Ltd.......     26,953          *         26,953            --         --
Genevieve Giannoni(a)...     25,980(h)       *          3,000         22,980(h)      *
Dennis H. Vaughn(i).....     25,660          *         25,660            --         --
Michael C. Ross(j)......     23,980          *         23,980            --         --
James C. Anderson.......     23,960          *         23,960            --         --
Charles C. Frey(a)......     21,900(h)       *          6,000         15,900(h)      *
James W. Geisz..........     21,025          *         21,025            --         --
Arai Development Co.,
 Inc. ..................     13,623          *         13,623            --         --
Kumagai El Paseo, Inc. .     13,623          *         13,623            --         --
Martin A. Flannes.......     11,078          *         11,078            --         --
Susan K. Kenninger......      8,993          *          8,993            --         --
Michael B. Reeves(k)....      8,396          *          8,396            --         --
Charles V. Thornton(l)..      6,840          *          6,840            --         --
Timothy D. Levin(a).....      6,438(m)       *          4,348          2,000(m)      *
David M. Roberts........      5,990          *          5,990            --         --
Ruth L. Kenninger.......      5,990          *          5,990            --         --
James A. Hamilton.......      4,643          *          4,643            --         --
Charles H. Reeves(n)....      1,000          *          1,000            --         --

- --------
 * Less than 1%

(a) Such person is a director and/or executive officer of the Company.


(b) Mr. Kaneko has advised the Company that he intends to donate 200,000 of the shares registered by him hereunder as charitable gifts. Mr. Kaneko is registering the remaining 100,000 shares pursuant to his obligations under a pledge agreement securing a margin loan, although such pledge agreement does not prohibit the sale of such shares by him.

(c) Mr. Gessow has advised the Company that he intends to donate 200,000 of the shares registered by him hereunder as charitable gifts. Mr. Gessow is registering the remaining 100,000 shares pursuant to his obligations under a pledge agreement securing a margin loan, although such pledge agreement does not prohibit the sale of such shares by him.

(d) Mr. Kenninger is registering such shares pursuant to his obligations under a pledge agreement securing a margin loan, although such pledge agreement does not prohibit the sale of such shares by him.

(e) Canpartners Incorporated ("Canyon") is the beneficial owner of 42,219 shares and is the sole general partner of CPI Securities L.P. (which holds 317,586 shares). Canpartners Investments II, L.P. (which holds 101,241 shares) and Canpartners Investments V, L.P. (which holds 43,965 shares). Mr. Friedman (a director of the Company), Mitchell R. Julis and R. Christian B. Evensen are the sole shareholders and directors of Canyon and may be deemed to share beneficial ownership of the shares shown as owned by Canyon and the indicated limited partnerships. Such persons disclaim beneficial ownership of such shares. The 505,011 shares shown as beneficially owned by Canyon do not include 98,188 shares owned by Mr. Friedman's wife, 98,188 shares owned by Mr. Julis and 98,188 shares owned by Mr. Evensen's wife, the beneficial ownership of which is disclaimed by Canyon.

(f) Includes presently exercisable options to purchase 50,000 shares of Common Stock.

(g) Beth Friedman is the wife of Joshua S. Friedman, a director of the Company. Loretta Evensen is the wife of R. Christian B. Evensen, a shareholder and director of Canyon. Mitchell R. Julis is a shareholder and director of Canyon.

(h) Includes presently exercisable options to purchase 15,900 shares of Common Stock with respect to Mr. Frey and 22,980 shares of Common Stock with respect to Ms. Giannoni.

(i) Includes 22,660 shares held by The Vaughn Family Trust, of which Mr. Vaughn is a co-trustee and 3,000 shares held by the Dennis Vaughn Subtrust, of which Mr. Vaughn is trustee.

(j) Includes 16,780 shares held by the Ross Revocable Trust, of which Mr. Ross is a co-trustee and 7,200 shares held by the Latham & Watkins Pension Plan FBO Michael C. Ross, of which Mr. Ross is beneficiary.

(k) Includes 6,000 shares held by The CCN&M Revocable Trust, of which Mr. Reeves is co-trustee.

(l) Includes 1,560 shares held by the Paul, Hastings, Janofsky & Walker Retirement Plan FBO Charles V. Thornton, of which Mr. Thornton is beneficiary.

(m) Includes presently exercisable options to purchase 2,000 shares of Common Stock.

(n) The shares indicated are held by a trust of which Mr. Reeves is co-trustee.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, par value $0.01 per share, 23,745,524 shares of which are outstanding as of the date of this Prospectus and (ii) 25,000,000 shares of Preferred Stock, par value $0.01 per share, none of which will be outstanding after the Registered Offering. The following summary description of the material features of the Company's capital stock is qualified by reference to the Charter and Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

COMMON STOCK

  The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock establishing the designation, powers, preferences and relative, participating, option or other special rights and powers of such series of Preferred Stock, the holders of shares of Common Stock exclusively possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All shares of Common Stock issued in the Offering will be fully paid and nonassessable and the holders thereof will not have preemptive rights.

PREFERRED STOCK

  Preferred Stock may be issued from time to time, in one or more classes, as authorized by the Board of Directors. Prior to issuance of shares of each class, the Board of Directors is required by the MGCL and the Company's Charter to fix for each such class, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the Company's outstanding shares might believe to be in their best interests or in which holders of some, or a majority, of shares might receive a premium for their shares over the market price of such shares.

TRANSFER AGENT AND REGISTRAR

  The Company has appointed ChaseMellon Shareholder Services, L.L.C. (successor in interest to Wells Fargo Bank) as its transfer agent and registrar.

                             PLAN OF DISTRIBUTION

  The Company is registering the shares of Common Stock offered hereby pursuant to a Registration Rights Agreement dated August 20, 1996 between the Company and certain of the Registering Stockholders which was executed in connection with the Initial Public Offering (the "Initial Registration Rights Agreement"), a Registration Rights Agreement dated May 15, 1997 between the Company and certain of the Registering Stockholders which was executed in connection with the PRG Merger (the "PRG Registration Rights Agreement") and a Registration Rights Agreement dated August 28, 1997 between the Company and certain of the Registering Stockholders which was executed in connection with the LSI Acquisition (the "LSI Registration Rights Agreement"). Any distribution of the shares covered by this Prospectus may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market, in negotiated transactions or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The Registering

Stockholders will effect any such transactions with or through one or more broker-dealers which may act as agent or principal, and if required by the Company, through block trades or offerings through underwriters. Any such broker-dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Registering Stockholders and/or the purchaser of the shares for whom it may act as agent or to whom it may sell as principals or both. With respect to any shares sold by a Registering Stockholder, the Registering Stockholder and/or any broker-dealer effecting the sales may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by the broker-dealer and any profit on the resale of shares as principal may be deemed to be underwriting discounts or commissions under the Securities Act. Additionally, the Registering Stockholders may pledge or make gifts of their shares and the shares may also be sold by the pledgee or transferees. Pursuant to the Initial Registration Rights Agreement, the PRG Registration Rights Agreement and the LSI Registration Rights Agreement, the Company shall (i) pay substantially all of the expenses incurred by the Company and the Registering Stockholders incident to the sale of the shares offered hereby, excluding any fees and disbursements of counsel to such Registering Stockholders, (ii) provide customary indemnification to each Registering Stockholder and (iii) keep the Registration Statement continuously effective for the periods of time provided therein.

  The shares of Common Stock offered hereby are not, but ultimately may be, offered on an underwritten basis. If such shares are offered on an underwritten basis, certain underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the Commission, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. In addition, the underwriters may overallot any such underwritten offering, creating a syndicate short position. These activities may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. If the transactions described in this paragraph are undertaken, they may be discontinued at any time.

  In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain other legal matters will be passed upon for the Company by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

  The consolidated financial statements of Signature Resorts, Inc. and subsidiaries incorporated by reference herein have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

  The consolidated financial statements of AVCOM International, Inc. and subsidiaries as of December 31, 1995, and for each of the two years in the period ended December 31, 1995, not presented separately in this Prospectus and the related Registration Statement or the documents incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report with respect thereto and incorporated by reference herein, given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of LSI Group Holdings Plc and subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 are incorporated herein by reference and in the registration statement in reliance upon the report of KPMG, chartered accountants and registered auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any of the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the registered securities to which this Prospectus relates or any offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                              ------------------

                               TABLE OF CONTENTS

                              ------------------

                                                                            Page
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Summary....................................................................   3
Risk Factors...............................................................   5
Use of Proceeds............................................................  19
Consolidated Capitalization................................................  19
Business...................................................................  20
Certain Relationships and Related Transactions.............................  42
Registering Stockholders...................................................  45
Description of Capital Stock...............................................  47
Plan of Distribution.......................................................  47
Legal Matters..............................................................  48
Experts....................................................................  48

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             4,890,073 SHARES


                          [LOGO OF SIGNATURE RESORTS]

                            SIGNATURE RESORTS, INC.

                                  COMMON STOCK

                                ---------------

                                   PROSPECTUS

                                ---------------

                                     , 1997

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the sale and distribution of the shares of Common Stock being registered hereby.

      Commission Registration Fee..................................... $ 49,690
      Accounting fees and expenses....................................  200,000
      Blue Sky fees and expenses......................................   10,000
      Legal fees and expenses.........................................  100,000
      Printing and engraving expenses.................................  300,000
      Transfer Agent fees.............................................    5,000
      Miscellaneous and other expenses................................   10,310
                                                                       --------
        TOTAL......................................................... $675,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company is a Maryland corporation. Section 2-418 of the Maryland General Corporation Law empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The Maryland General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

  The Company's Charter and Bylaws provide in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In connection with the Consolidation Transactions in June 1996, investors in the Company's predecessor partnerships, limited liability companies and corporations agreed to contribute their interests in such entities to the Company in return for the issuance of 11,354,705 shares of the Company's common stock, $.01 par value.

  Additionally, in connection with the PRG Merger in May 1997, the Company issued 2,401,229 shares of its Common Stock to former PRG stockholders. Such securities were issued by the Company in reliance upon an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

  Finally, in connection with the LSI Acquisition in August 1997, the Company issued 1,330,934 shares of its Common Stock to former LSI stockholders. Such securities were issued by the Company in reliance upon an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  Unless otherwise indicated, all exhibits have been previously filed.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 *1.1    Purchase Agreement dated as of August 5, 1997 by and among Signature
          Resorts, Inc. and the several Initial Purchasers named therein relating to the 9 3/4% Senior Subordinated Notes of Signature
          Resorts, Inc. due 2007.

  2.1 Plan and Agreement of Merger dated as of September 22, 1996 by and between Signature Resorts, Inc. and AVCOM International, Inc. as amended (incorporated by reference to Exhibit 2 to Registrant's
          Registration Statement on Form S-4 (No. 333-16339))

  2.2 Agreement and Plan of Merger dated as of May 15, 1997 by and among Signature Resorts, Inc., Primavera Acquisition Corp. and Plantation
          Resorts Group, Inc. (incorporated by reference to Exhibit 2.1 to
          Registrant's current report on Form 8-K filed with the Commission on May 29, 1997)

 *2.3    Purchase Agreement dated as of June 5, 1997 by and among Signature
          Resorts, Inc., Ian K. Ganney, Richard Harrington and Stephen Massey

  3.1    Articles of Incorporation, as amended, of Signature Resorts, Inc.
          (incorporated by reference to Exhibit 3.1 to Registrant's
          Registration Statement on Form S-1 (No. 333-06027))

  3.2 Bylaws of Signature Resorts, Inc., as amended (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

  4.1    Indenture dated as of January 15, 1997 by and between Signature
          Resorts, Inc. and Norwest Bank Minnesota, National Association, as trustee, for the 5 3/4% Convertible Subordinated Notes of Signature
          Resorts, Inc. due 2007

 *4.2    Indenture dated as of August 1, 1997 by and between Signature Resorts,
          Inc. and Norwest Bank Minnesota, National Association, as trustee, for the 9 3/4% Senior Subordinated Notes of Signature Resorts, Inc.
          due 2007

 *5.1    Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common Stock being registered (including consent)

 10.1    Registration Rights Agreement dated as of August 20, 1996 by and among
          Signature Resorts, Inc. and the persons named therein

 10.2.1  Employment Agreement between Signature Resorts, Inc. and Osamu Kaneko

 10.2.2  Employment Agreement between Signature Resorts, Inc. and Andrew J.
          Gessow

 10.2.3  Employment Agreement between Signature Resorts, Inc. and Steven C.
          Kenninger

 10.2.4  Employment Agreement between Signature Resorts, Inc. and James E.
          Noyes (incorporated by reference to Exhibit 10.2.2 to Registrant's
          Registration Statement on Form S-1 (No. 333-06027))

 10.2.5  Employment Agreement between Signature Resorts, Inc. and Michael A.
          Depatie (incorporated by reference to Exhibit 10.2.5 to Registrant's
          Registration Statement on Form S-4 (No. 333-16339))

 10.2.6  Option Agreement between Signature Resorts, Inc. and Osamu Kaneko.

 10.2.7  Option Agreement between Signature Resorts, Inc. and Andrew J. Gessow

 10.2.8  Option Agreement between Signature Resorts, Inc. and Steven C.
          Kenninger

 10.2.9  Option Agreement between Signature Resorts, Inc. and James E. Noyes

 10.2.10 Option Agreement between Signature Resorts, Inc. and Michael A.
          Depatie

 10.3.1  1996 Equity Participation Plan of Signature Resorts, Inc.
          (incorporated by reference to Exhibit 10.3 to Registrant's
          Registration Statement on Form S-1 (No. 333-06027))

 10.3.2  First Amendment to 1996 Equity Participation Plan of Signature
          Resorts, Inc. dated as of May 16, 1997

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  10.4   Agreement of Limited Partnership of Pointe Resort Partners, L.P.
          (subsequently renamed Poipu Resort Partners L.P.) dated October 11,
          1994 (incorporated by reference to Exhibit 10.4 to Registrant's
          Registration Statement on Form S-1 (No. 333-06027))

  10.5 Signature Resorts, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement on
          Form S-1 (No. 333-06027))

  10.6 Agreement between W&S Hotel L.L.C. and Argosy/KOAR Group, Inc. dated as of May 3, 1996 (incorporated by reference to Exhibit 10.6 to Registrant's Registration Statement on Form S-1 (No. 333-06027))

  10.7 Conti-Trade Financial Warehouse Line Agreement (incorporated by reference to Exhibit 10.7 to Registrant's Registration Statement on
          Form S-4 (No. 333-16339))

  10.8.1 Loan and Security Agreement between Port Royal Resort, L.P., and
          Finova Capital Corporation (as successor in interest to Greyhound
          Capital Corporation) dated as of October 7, 1993 and as amended by the First Amendment to Loan and Security Agreement dated as of April
          26, 1995 (incorporated by reference to Exhibit 10.8.1 to Registrant's
          Registration Statement on Form S-1 (No. 333-18447))

  10.8.2 Loan and Security Agreement between Signature Resorts, Inc. (as successor in interest to Cypress Pointe Resorts, L.P.), and Finova
          Capital Corporation (as successor in interest to Greyhound Real
          Estate Finance Company) dated as of December 19, 1991 and as amended by (i) the First Amendment to Loan and Security Agreement and Consent and Agreement of Guarantors dated as of November 9, 1992, (ii) the Second Amendment to Loan and Security Agreement dated as of January
          13, 1993, (iii) the Third Amendment to Loan and Security Agreement dated as of April 7, 1993, (iv) the Fourth Amendment to Loan and
          Security Agreement dated as of December 16, 1993, (v) the Fifth
          Amendment to Loan and Security Agreement dated as of June 28, 1994,
          (vi) the Sixth Amendment to Loan and Security Agreement dated
          December 16, 1994, and (vii) the Seventh Amendment to Loan and
          Security Agreement dated as of November 6, 1995 (incorporated by reference to Exhibit 10.8.2 to Registrant's Registration Statement on
          Form S-1 (No. 333-18447))

  10.8.3 Loan and Security Agreement between Signature Resorts, Inc. (as successor in interest to San Luis Resort Partners, LLC), and Finova
          Capital Corporation dated as of June 6, 1996 (incorporated by reference to Exhibit 10.8.3 to Registrant's Registration Statement on
          Form S-1 (No. 333-18447))

  10.8.4 Loan and Security Agreement between Grand Beach Resort, Limited
          Partnership, and Finova Capital Corporation (as successor in interest to Greyhound Financial Corporation) dated as of October 7, 1994 and as amended by the First Amendment to Loan and Security Agreement dated as of July 5, 1995 (incorporated by reference to Exhibit 10.8.4 to Registrant's Registration Statement on Form S-1 (No. 333-18447))

  10.8.5 Loan and Security Agreement (Receivables) between Signature Resorts,
          Inc. (as successor in interest to Fall Creek Resort, L.P.), and
          Heller Financial, Inc., dated as of October 9, 1995 (incorporated by reference to Exhibit 10.8.5 to Registrant's Registration Statement on
          Form S-1 (No. 333-18447))

  10.8.6 Loan and Security Agreement between AKGI-St. Maarten NV (as successor in interest to AKGI-Royal Palm C.V.o.a.), and Finova Capital
          Corporation dated as of July 12, 1995 (incorporated by reference to Exhibit 10.8.6 to Registrant's Registration Statement on Form S-1
          (No. 333-18447))

  10.8.7 Loan and Security Agreement between Lake Tahoe Resort Partners, LLC, and Finova Capital Corporation dated as of April 29, 1996
          (incorporated by reference to Exhibit 10.8.7 to Registrant's
          Registration Statement on Form S-1 (No. 333-18447))

  10.8.8 Construction Loan Agreement between Lake Tahoe Resort Partners, LLC, and Finova Capital Corporation dated as of April 29, 1996
          (incorporated by reference to Exhibit 10.8.8 to Registrant's
          Registration Statement on Form S-1 (No. 333-18447))

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
  10.8.9  Lender's Certification and Consent from Resort Capital Corporation to
           Signatures Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.1 to Registrant's Registration
           Statement on Form S-4 (No. 333-16339))

  10.8.10 Lender's Certification and Consent from FINOVA Capital Corporation to
           Signature Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.2 to Registrant's Registration Statement on Form S-4 (No. 333-16339))

  10.8.11 Assumption Agreement between FINOVA Capital Corporation and Signature
           Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.3 to Registrant's Registration Statement on Form S-4
           (No. 333-16339))

  10.8.12 Assumption Agreement between Resort Capital Corporation and Signature
           Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.4 to Registrant's Registration Statement on Form S-4
           (No. 333-16339))

  10.8.13 Assumption Agreement between FINOVA Capital Corporation and AKGI-Sint
           Maarten, N.V. dated as of August 15, 1996 (incorporated by reference to Exhibit 10.8.5 to Registrant's Registration Statement on Form S-4
           (No. 333-16339))

  10.9    Registration Rights Agreement dated as of May 15, 1997 by and among
           Signature Resorts, Inc. and the persons named therein (incorporated by reference to Exhibit 4 to Registrant's current report on Form 8-K filed with the Commission on May 29, 1997)

 *10.10   Registration Rights Agreement dated as of August 28, 1997 by and among Signature Resorts, Inc., Ian K. Ganney and Richard Harrington.

 *10.11   Registration Rights Agreement dated as of August 8, 1997 by and among
           Signature Resorts, Inc. and the persons named therein relating to the 9 3/4% Senior Subordinated Notes due 2007 of Signature Resorts,
           Inc.

 *10.12   Amended Consulting Agreement dated as of August 1, 1997 by and between Signature Resorts, Inc., Resort Services, Inc. and Dr. Kay
           F. Gow and Robert T. Gow.

 *11      Statement re Computation of Per Share Earnings

  16      Letter from Ernst & Young LLP regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to
           Registrant's current report on Form 8-K filed with the Commission on
           September 18, 1996)

 *21      Subsidiaries of Signature Resorts, Inc.

 *23.1    Consent of Ballard Spahr Andrews & Ingersoll (included as part of
           Exhibit 5.1)

 *23.2    Consent of Arthur Andersen LLP

 *23.3    Consent of Ernst & Young LLP

 *23.4    Consent of KPMG

  24      Power of Attorney

  27      Financial Data Schedule

- --------
* Filed herewith

  (b) Financial Statement Schedules

  None. Schedules are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold as of the termination of the offering.

  (c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 8, 1997.

                                          SIGNATURE RESORTS, INC.

                                          By:  /s/ Andrew D. Hutton
                                            -----------------------------------
                                             Name: Andrew D. Hutton
                                             Title: Vice President and General
                                             Counsel

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
    /s/ *                            Chairman of the Board and     September 8, 1997
____________________________________ Co-Chief Executive Officer
   Osamu Kaneko                      (Principal Executive
                                     Officer)


   /s/ *                             Director, President and       September 8, 1997
____________________________________ Co-Chief Executive Officer
   Andrew J. Gessow


   /s/ *                             Director, Chief Operating     September 8, 1997
____________________________________ Officer and Secretary
   Steven C. Kenninger



   /s/ *                             Executive Vice President and  September 8, 1997
____________________________________ Chief Financial Officer
   Michael A. Depatie                (Principal Financial
                                     Officer)


    /s/ *                            Executive Vice President and  September 8, 1997
____________________________________ Director
   James E. Noyes


    /s/ *                            Senior Vice President and     September 8, 1997
____________________________________ Chief Accounting Officer
   Charles C. Frey                   (Principal Accounting
                                     Officer)


    /s/ *                            Director                      September 8, 1997
____________________________________
   Juergen Bartels

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
   /s/ *                             Director                      September 8, 1997
____________________________________
   Sanford R. Climan


   /s/ *                             Director                      September 8, 1997
____________________________________
   Joshua S. Friedman


    /s/ *                            Director                      September 8, 1997
____________________________________
   W. Leo Kiely III

*By /s/ Andrew D. Hutton
   ----------------------------------
          Andrew D. Hutton
          Attorney-in-fact

                                 EXHIBIT INDEX

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
 NUMBER                        DESCRIPTION                            PAGE
 -------                       -----------                        ------------
 *1.1    Purchase Agreement dated as of August 5, 1997 by and
          among Signature Resorts, Inc. and the several Initial
          Purchasers named therein relating to the 9 3/4%
          Senior Subordinated Notes of Signature Resorts, Inc.
          due 2007.

  2.1    Plan and Agreement of Merger dated as of September 22,
          1996 by and between Signature Resorts, Inc. and AVCOM
          International, Inc. as amended (incorporated by reference to Exhibit 2 to Registrant's Registration
          Statement on Form S-4 (No. 333-16339))

  2.2 Agreement and Plan of Merger dated as of May 15, 1997 by and among Signature Resorts, Inc., Primavera
          Acquisition Corp. and Plantation Resorts Group, Inc.
          (incorporated by reference to Exhibit 2.1 to Registrant's current report on Form 8-K filed with the Commission on May 29, 1997)

 *2.3    Purchase Agreement dated as of June 5, 1997 by and
          among Signature Resorts, Inc., Ian K. Ganney, Richard
          Harrington and Stephen Massey

  3.1    Articles of Incorporation, as amended, of Signature
          Resorts, Inc. (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on
          Form S-1 (No. 333-06027))

  3.2    Bylaws of Signature Resorts, Inc., as amended
          (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

  4.1 Indenture dated as of January 15, 1997 by and between Signature Resorts, Inc. and Norwest Bank Minnesota,
          National Association, as trustee, for the 5 3/4%
          Convertible Subordinated Notes of Signature Resorts,
          Inc. due 2007

 *4.2    Indenture dated as of August 1, 1997 by and between
          Signature Resorts, Inc. and Norwest Bank Minnesota,
          National Association, as trustee, for the 9 3/4%
          Senior Subordinated Notes of Signature Resorts, Inc.
          due 2007

 *5.1    Opinion of Ballard Spahr Andrews & Ingersoll regarding
          the validity of the Common Stock being registered
          (including consent)

 10.1    Registration Rights Agreement dated as of August 20,
          1996 by and among Signature Resorts, Inc. and the persons named therein

 10.2.1  Employment Agreement between Signature Resorts, Inc.
          and Osamu Kaneko

 10.2.2  Employment Agreement between Signature Resorts, Inc.
          and Andrew J. Gessow

 10.2.3  Employment Agreement between Signature Resorts, Inc.
          and Steven C. Kenninger

 10.2.4  Employment Agreement between Signature Resorts, Inc.
          and James E. Noyes (incorporated by reference to Exhibit 10.2.2 to Registrant's Registration Statement on Form S-1 (No. 333-06027))

 10.2.5  Employment Agreement between Signature Resorts, Inc.
          and Michael A. Depatie (incorporated by reference to Exhibit 10.2.5 to Registrant's Registration Statement on Form S-4 (No. 333-16339))

 10.2.6  Option Agreement between Signature Resorts, Inc. and
          Osamu Kaneko.

 10.2.7  Option Agreement between Signature Resorts, Inc. and
          Andrew J. Gessow

 10.2.8  Option Agreement between Signature Resorts, Inc. and
          Steven C. Kenninger

 10.2.9  Option Agreement between Signature Resorts, Inc. and
          James E. Noyes

 10.2.10 Option Agreement between Signature Resorts, Inc. and
          Michael A. Depatie

 10.3.1  1996 Equity Participation Plan of Signature Resorts,
          Inc. (incorporated by reference to Exhibit 10.3 to Registrant's Registration Statement on Form S-1 (No.
          333-06027))

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
  NUMBER                        DESCRIPTION                            PAGE
 --------                       -----------                        ------------
  10.3.2  First Amendment to 1996 Equity Participation Plan of
           Signature Resorts, Inc. dated as of May 16, 1997

  10.4    Agreement of Limited Partnership of Pointe Resort
           Partners, L.P. (subsequently renamed Poipu Resort
           Partners L.P.) dated October 11, 1994 (incorporated by reference to Exhibit 10.4 to Registrant's
           Registration Statement on Form S-1 (No. 333-06027))

  10.5    Signature Resorts, Inc. Employee Stock Purchase Plan
           (incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement on Form S-1 (No.
           333-06027))

  10.6    Agreement between W&S Hotel L.L.C. and Argosy/KOAR
           Group, Inc. dated as of May 3, 1996 (incorporated by reference to Exhibit 10.6 to Registrant's
           Registration Statement on Form S-1 (No. 333-06027))

  10.7    Conti-Trade Financial Warehouse Line Agreement
           (incorporated by reference to Exhibit 10.7 to Registrant's Registration Statement on Form S-4 (No.
           333-16339))

  10.8.1  Loan and Security Agreement between Port Royal Resort,
           L.P., and Finova Capital Corporation (as successor in interest to Greyhound Capital Corporation) dated as of October 7, 1993 and as amended by the First
           Amendment to Loan and Security Agreement dated as of April 26, 1995 (incorporated by reference to
           Exhibit 10.8.1 to Registrant's Registration Statement on Form S-1 (No. 333-18447))

  10.8.2  Loan and Security Agreement between Signature Resorts,
           Inc. (as successor in interest to Cypress Pointe
           Resorts, L.P.), and Finova Capital Corporation (as successor in interest to Greyhound Real Estate
           Finance Company) dated as of December 19, 1991 and as amended by (i) the First Amendment to Loan and Security Agreement and Consent and Agreement of
           Guarantors dated as of November 9, 1992, (ii) the
           Second Amendment to Loan and Security Agreement dated as of January 13, 1993, (iii) the Third Amendment to
           Loan and Security Agreement dated as of April 7,
           1993, (iv) the Fourth Amendment to Loan and Security
           Agreement dated as of December 16, 1993, (v) the
           Fifth Amendment to Loan and Security Agreement dated as of June 28, 1994, (vi) the Sixth Amendment to Loan and Security Agreement dated December 16, 1994, and
           (vii) the Seventh Amendment to Loan and Security
           Agreement dated as of November 6, 1995 (incorporated by reference to Exhibit 10.8.2 to Registrant's
           Registration Statement on Form S-1 (No. 333-18447))

  10.8.3  Loan and Security Agreement between Signature Resorts,
           Inc. (as successor in interest to San Luis Resort
           Partners, LLC), and Finova Capital Corporation dated as of June 6, 1996 (incorporated by reference to Exhibit 10.8.3 to Registrant's Registration Statement on Form S-1 (No. 333-18447))

  10.8.4  Loan and Security Agreement between Grand Beach
           Resort, Limited Partnership, and Finova Capital
           Corporation (as successor in interest to Greyhound
           Financial Corporation) dated as of October 7, 1994 and as amended by the First Amendment to Loan and Security Agreement dated as of July 5, 1995
           (incorporated by reference to Exhibit 10.8.4 to Registrant's Registration Statement on Form S-1
           (No. 333-18447))

  10.8.5  Loan and Security Agreement (Receivables) between
           Signature Resorts, Inc. (as successor in interest to Fall Creek Resort, L.P.), and Heller Financial, Inc., dated as of October 9, 1995 (incorporated by reference to Exhibit 10.8.5 to Registrant's
           Registration Statement on Form S-1 (No. 333-18447))

  10.8.6  Loan and Security Agreement between AKGI-St. Maarten
           NV (as successor in interest to AKGI-Royal Palm
           C.V.o.a.), and Finova Capital Corporation dated as of July 12, 1995 (incorporated by reference to
           Exhibit 10.8.6 to Registrant's Registration Statement on Form S-1 (No. 333-18447))

  10.8.7  Loan and Security Agreement between Lake Tahoe Resort
           Partners, LLC, and Finova Capital Corporation dated as of April 29, 1996 (incorporated by reference to Exhibit 10.8.7 to Registrant's Registration Statement on Form S-1 (No. 333-18447))

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
  NUMBER                        DESCRIPTION                            PAGE
 --------                       -----------                        ------------
  10.8.8  Construction Loan Agreement between Lake Tahoe Resort
           Partners, LLC, and Finova Capital Corporation dated
           as of April 29, 1996 (incorporated by reference to
           Exhibit 10.8.8 to Registrant's Registration Statement
           on Form S-1 (No. 333-18447))

  10.8.9  Lender's Certification and Consent from Resort Capital
           Corporation to Signatures Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit
           10.8.1 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))

  10.8.10 Lender's Certification and Consent from FINOVA Capital
           Corporation to Signature Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit
           10.8.2 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))

  10.8.11 Assumption Agreement between FINOVA Capital
           Corporation and Signature Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit
           10.8.3 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))

  10.8.12 Assumption Agreement between Resort Capital
           Corporation and Signature Resorts, Inc. dated as of August 15, 1996 (incorporated by reference to Exhibit
           10.8.4 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))

  10.8.13 Assumption Agreement between FINOVA Capital
           Corporation and AKGI-Sint Maarten, N.V. dated as of August 15, 1996 (incorporated by reference to Exhibit
           10.8.5 to Registrant's Registration Statement on Form
           S-4 (No. 333-16339))

  10.9 Registration Rights Agreement dated as of May 15, 1997 by and among Signature Resorts, Inc. and the persons named therein (incorporated by reference to Exhibit 4 to Registrant's current report on Form 8-K filed with the Commission on May 29, 1997)

 *10.10   Registration Rights Agreement dated as of August 28,
           1997 by and among Signature Resorts, Inc., Ian K.
           Ganney and Richard Harrington.

 *10.11   Registration Rights Agreement dated as of August 8,
           1997 by and among Signature Resorts, Inc. and the
           persons named therein relating to the 9 3/4% Senior
           Subordinated Notes due 2007 of Signature Resorts,
           Inc.

 *10.12   Amended Consulting Agreement dated as of August 1,
           1997 by and between Signature Resorts, Inc., Resort
           Services, Inc. and Dr. Kay F. Gow and Robert T. Gow.

 *11      Statement re Computation of Per Share Earnings

  16      Letter from Ernst & Young LLP regarding change in
           certifying accountant (incorporated by reference to
           Exhibit 16.1 to Registrant's current report on Form
           8-K filed with the Commission on September 18, 1996)

 *21      Subsidiaries of Signature Resorts, Inc.

 *23.1    Consent of Ballard Spahr Andrews & Ingersoll (included
           as part of Exhibit 5.1)

 *23.2    Consent of Arthur Andersen LLP

 *23.3    Consent of Ernst & Young LLP

 *23.4    Consent of KPMG

  24      Power of Attorney

  27      Financial Data Schedule

- --------
* Filed herewith